                                                                       EXHIBIT A

                             AMENDED AND RESTATED

                         AGREEMENT AND PLAN OF MERGER

                           Dated as of May 13, 1996

                                  by and among

                           Baker, Fentress & Company,

                            JALC Acquisition Corp.,

                           John A. Levin & Co., Inc.,

                                 John A. Levin,

                           Melody L. Prenner Sarnell,

                               Jeffrey A. Kigner,

                                Daniel E. Aron,

                                Frank F. Rango,

                                 Barton G. Ice

                                      and

                                 Carol L. Novak

                              TABLE OF CONTENTS

ARTICLE I.....................................................................2

THE MERGER AND CONTRIBUTION...................................................2

  1.1 The Merger..............................................................2
  1.2 Effective Time..........................................................2
  1.3 Effect of the Merger....................................................2
  1.4 Certificate of Incorporation............................................2
  1.5 Bylaws..................................................................2
  1.6 Contribution............................................................2
  1.7 Directors and Officers..................................................2

ARTICLE II....................................................................3

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES............................3

  2.1 Conversion of Shares....................................................3
  2.2 Exchange of Shares......................................................9
  2.3 Closing of Transfer Books...............................................9
  2.4 Acquisition of G.P. Subsidiary..........................................9

ARTICLE III..................................................................10

CLOSING......................................................................10

  3.1 Closing................................................................10
  3.2 Procedure at the Closing...............................................10

 ARTICLE IV..................................................................11

 DEFINITIONS.................................................................11

  4.1 Assets.................................................................12
  4.2 Code...................................................................12
  4.3 Commodity Exchange Act.................................................12
  4.4 Contract...............................................................12
  4.5 ERISA..................................................................12
  4.6 Exchange...............................................................12
  4.7 Exchange Act...........................................................12
  4.8 Form ADV...............................................................12
  4.9 GAAP...................................................................12
  4.10 Governmental Entity...................................................12

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  4.11 Interim Transactions..................................................12
  4.12 Investment Advisers Act...............................................12
  4.13 Investment Company....................................................12
  4.14 Investment Contracts..................................................13
  4.15 Investment Company Act................................................13
  4.16 Investment Partnerships...............................................13
  4.17 Knowledge.............................................................13
  4.18 LEVCO Entity..........................................................13
  4.19 LEVCO Broker Subsidiary...............................................13
  4.20 LEVCO Subsidiaries....................................................13
  4.21 Lien..................................................................13
  4.22 Material Adverse Effect...............................................13
  4.23 Person................................................................13
  4.24 Related Agreements....................................................13
  4.25 Securities Act........................................................14
  4.26 SEC...................................................................14
  4.27 Stockholder Representative............................................14
  4.28 Taxes.................................................................14
  4.29 Tax Returns...........................................................14
  4.30 Terminable Contracts..................................................14
  4.31 Trading Days..........................................................14

ARTICLE V....................................................................14

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AS TO THE
STOCKHOLDERS.................................................................14

   5.1 Authority.............................................................15
   5.2 No Violation..........................................................15
   5.3 Ownership of LEVCO Common Stock.......................................15
   5.4 Brokers and Finders...................................................15
   5.5 Approvals.............................................................16
   5.6 Investment Representations............................................16
   5.7 Health................................................................16

ARTICLE VI...................................................................16

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AS TO LEVCO AND THE
INVESTMENT PARTNERSHIPS......................................................16

   6.1 Organization and Authority of LEVCO...................................17
   6.2 Charter, Bylaws, Agreements of Limited Partnership and Minutes........17
   6.3 Authority.............................................................17
   6.4 No Violation..........................................................17
   6.5 Capitalization........................................................18
   6.6 Approvals.............................................................18

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  6.7 Financial Statements...................................................l9
  6.8 No Adverse Change......................................................20
  6.9 Subsidiaries...........................................................20
  6.10 Taxes.................................................................22
  6.11 Interests of Insiders.................................................23
  6.12 Title to Assets; Property.............................................23
  6.13 Insurance.............................................................25
  6.14 Other Material Contracts..............................................25
  6.15 Bank Accounts and Money Market Funds..................................26
  6.16 Litigation............................................................26
  6.17 Brokers and Finders...................................................26
  6.18 Employee Benefit Plans and Employees..................................26
  6.19 Filings, Etc..........................................................29
  6.20 Representations and Warranties Regarding the Investment Advisory
       Business..............................................................30
  6.21 Disclosure............................................................35
  6.22 Registration as a Broker-Dealer.......................................35
  6.23 Registration under the Commodity Exchange Act.........................36
  6.24 Registration as an Insurance Agent....................................36
  6.25 Registration as a Transfer Agent......................................36

ARTICLE VII..................................................................36

REPRESENTATIONS AND WARRANTIES OF BKF........................................36

  7.1 Organization and Authority.............................................37
  7.2 Binding Obligation.....................................................37
  7.3 No Violations..........................................................37
  7.4 No Authorization or Consents Required..................................38
  7.5 No Actions, Suits or Proceedings.......................................38
  7.6 Ineligible Persons.....................................................38
  7.7 Brokers and Finders....................................................38
  7.8 BKF Financial Statements...............................................39
  7.9 No Adverse Change......................................................39
  7.10 BKF Capital Stock.....................................................39
  7.11 BKF Charter Documents.................................................40
  7.12 Disclosure............................................................40
  7.13 SEC Reports...........................................................40
  7.14 Restrictive Covenants.................................................40
  7.15 Litigation............................................................40
  7.16 Filings; Etc..........................................................41
  7.17 Regulatory Compliance.................................................42
  7.18 Employee Benefit Plans................................................42
  7.19 Merger Subsidiary.....................................................43
  7.20 Investment Adviser Subsidiary.........................................43

ARTICLE VIII.................................................................43

CONDUCT OF BUSINESS PRIOR TO THE CLOSING.....................................43

  8.1 Conduct of LEVCO's Business Prior to Closing...........................43
  8.2 Conduct of BKF's Business Prior to Closing.............................46
  8.3 Consents and Approvals.................................................47
  8.4 Benefit Plans and Insurance............................................48
  8.5 Formation of Levco Broker Subsidiary...................................48
  8.6 Related Agreements.....................................................48

ARTICLE IX...................................................................48

ADDITIONAL AGREEMENTS........................................................48

  9.1 Advisory Contract and Other Consents...................................48
  9.2 Approval by Holders of BKF Common Stock, Related Indemnities...........49
  9.3 Compliance with Securities Laws........................................51
  9.4 Current Information....................................................53
  9.5 Access; Information....................................................53
  9.6 Non-Solicitation.......................................................53
  9.7 Notification of Certain Matters........................................54
  9.8 Press Releases, Etc....................................................54
  9.9 Tax Information........................................................55
  9.10 Updated Financial Statements..........................................55
  9.11 BKF Portfolio.........................................................55
  9.12 Payment of Certain Transaction Expenses...............................55
  9.13 LEVCO Closing Balance Sheet...........................................56
  9.14 Treatment of Accounts Receivable......................................56
  9.15 Bifurcation Event.....................................................56
  9.16 Bridge Partners.......................................................57
  9.17 LEVCO Stockholder Approval............................................57

ARTICLE X....................................................................58

CONDITIONS...................................................................58

  10.1 Conditions to Each Party's Obligations to Consummate..................58
  10.2 Conditions Precedent to BKF's and Merger Subsidiary's Obligations.....59
  10.3 Conditions Precedent to LEVCO's and the Stockholder's Obligations.....63

ARTICLE XI...................................................................65

TERMINATION..................................................................65

  11.1 Termination...........................................................65

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  11.2 Effect of Termination and Abandonment.................................66

ARTICLE XII..................................................................66

INDEMNIFICATION..............................................................66

  12.1 General...............................................................66
  12.2 Indemnification by the Stockholders...................................67
  12.3 Indemnification by BKF ...............................................67
  12.4 Indemnification Procedure for Third Party Claims......................67
  12.5 Certain Limitations on Indemnification................................69
  12.6 Termination of Rights Hereunder.......................................70
  12.7 Escrow Fund...........................................................70
  12.8 Determination of Losses after Escrow..................................71

ARTICLE XIII.................................................................72

OTHER COVENANTS..............................................................72

  13.1 Employment of LEVCO's Employees.......................................72
  13.2 Confidentiality.......................................................72
  13.3 Tax Matters...........................................................73

ARTICLE XIV..................................................................73

GUARANTEES; STOCKHOLDER REPRESENTATIVE.......................................73

  14.1 Guarantees............................................................73
  14.2 Stockholder Representative............................................73

ARTICLE XV...................................................................74

GENERAL PROVISIONS...........................................................74

  15.1 Survival..............................................................74
  15.2 Notices...............................................................74
  15.3 Counterparts..........................................................75
  15.4 Governing Law.........................................................75
  15.5 Expenses..............................................................75
  15.6 Waiver; Amendment.....................................................76
  15.7 Entire Agreement; No Third-Party Beneficiaries, Etc...................76
  15.8 Assignment............................................................76
  15.9 Interpretation........................................................76
  15.10 Further Assurances...................................................77
  15.11 Consistent Accounting................................................77
  15.12 Severability.........................................................77
  15.13 Exclusive Remedy.....................................................77

                               LIST OF EXHIBITS

              Exhibit 10.1(h)        Form of Registration Rights
                                      Agreement

              Exhibit 10.1(i)        Form of Portfolio Management
                                      Agreement

              Exhibit 10.2(d)(i)     Form of John A. Levin
                                      Employment Agreement

              Exhibit 10.2(d)(ii)     Form of Melody L. Prenner Sarnell
                                      and Jeffrey A. Kigner Employment
                                      Agreements

              Exhibit 10.2(e)(i) Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

              Exhibit 10.2(e)(ii)     Form of Opinion of Schulte Roth &
                                      Zabel

              Exhibit 10.3(e)         Form of Opinion of Bell, Boyd &
                                      Lloyd

              Exhibit 12.7            Form of Escrow Agreement

              Exhibit 13.1            Form of Other Stockholder
                                      Employment Agreement

                              AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of May 13, 1996 by and among Baker, Fentress & Company, a Delaware corporation ("BKF"), JALC Acquisition Corp., a Delaware corporation ("Merger Subsidiary"), John A. Levin & Co., Inc., a Delaware corporation ("LEVCO"), and John A. Levin ("Levin"), Melody L. Prenner Sarnell, Jeffrey A. Kigner, Daniel E. Aron, Frank F. Rango, Barton G. Ice and Carol L. Novak (the foregoing individuals, individually, a "Stockholder" and collectively, the "Stockholders"). This Agreement amends and restates in its entirety the Agreement and Plan of Merger, dated as of November 19, 1995 (the "Signing Date"), by and among BKF, Merger Subsidiary, LEVCO and the Stockholders.

                                    Recitals

     This Agreement provides for the merger of LEVCO, of which the Stockholders are the holders of all of the outstanding capital stock, with and into Merger Subsidiary, a wholly-owned subsidiary of BKF (the "Merger"), with Merger Subsidiary being the surviving corporation in the Merger.

     In the Merger, the outstanding shares of common stock of LEVCO will be converted into the right to receive shares of common stock of BKF and cash as set forth herein. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended.

     This Agreement records the representations and warranties made by BKF and the Stockholders, sets forth certain covenants and agreements of the parties, provides conditions to the obligations of the parties and sets forth other provisions relating to the Merger.

     The Boards of Directors of BKF, Merger Subsidiary and LEVCO have approved and adopted this Agreement and have approved the Merger upon the terms and subject to the conditions set forth in this Agreement.

                                   Covenants

     NOW, THEREFORE, BKF, Merger Subsidiary, LEVCO and the Stockholders, in consideration of the agreements, covenants and conditions contained herein, hereby make the following representations and warranties, give the following covenants and agree as follows:

                                   ARTICLE I

                          The Merger And Contribution

     1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "Corporation Law"), LEVCO shall be merged with and into Merger Subsidiary, at the Effective Time (as defined in Section 1.2 hereof). Upon and after the Effective Time, Merger Subsidiary shall continue as the surviving corporation (the "Surviving Corporation") and the separate existence of LEVCO shall cease.

     1.2 Effective Time. The Merger shall become effective at the time of filing of a certificate of merger (the "Certificate of Merger"), with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the Corporation Law and is mutually reasonably acceptable to BKF and LEVCO. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be in accordance with the applicable provisions of the Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of LEVCO and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of LEVCO and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation. The certificate of incorporation of Merger Subsidiary shall be amended by the Certificate of Merger to change the name of the Surviving Corporation to Levin Management Co., Inc. and, as so amended, the certificate of incorporation of Merger Subsidiary shall be the certificate of incorporation of the Surviving Corporation.

     1.5 Bylaws. The bylaws of Merger Subsidiary shall be the bylaws of the Surviving Corporation.

     1.6 Contribution. Immediately after the Effective Time, the Surviving Corporation will contribute (the "Contribution") the Investment Contracts, the G.P. Subsidiary Stock (as hereinafter defined), all of the outstanding common stock of LEVCO Broker Subsidiary and certain related assets of Surviving Corporation to a wholly-owned subsidiary of the Surviving Corporation ("Investment Adviser Subsidiary"). Immediately after the Contribution, the certificate of incorporation of Investment Adviser Subsidiary shall be amended to change the name of Investment Adviser Subsidiary to John A. Levin & Co., Inc.

     1.7 Directors and Officers
         ----------------------

          (a) James P. Gorter, Levin, Jeffrey A. Kigner, Melody L. Prenner Sarnell and two directors or officers of BKF to be designated by BKF shall be the directors of the Surviving Corporation and each of its subsidiaries and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation or such subsidiary, as the case may be, or as otherwise provided by law.

          (b) The persons mutually designated by BKF and LEVCO shall be the officers of the Surviving Corporation and of each of its subsidiaries and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation or such subsidiary, as the case may be, or as otherwise provided by law.

                                  ARTICLE II

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     2.1 Conversion of Shares

          (a) The shares of the common stock, $.01 par value per share, of LEVCO (the "LEVCO Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted, based on the capitalization of LEVCO set forth in Schedule 5.3(a) to the LEVCO Disclosure Schedule, into the right to receive the following:

               (i) in the case of each share of LEVCO Common Stock owned of record immediately prior to the Effective Time by a Stockholder other than Levin, the number of shares of common stock, $1.00 par value per share, of BKF ("BKF Common Stock") equal to the result (rounded to the nearest hundredth share) obtained through application of the following formula:

     $17,250,000 - ((AUMA + TE + PC) x 0.15) + CG
     --------------------------------------------   (the "Fraction") / 3,000
                        $15.80
     where

     AUMA = the aggregate dollar amount of the Assets Under Management
            Adjustment Amount determined in accordance with Section 2.1(b)(i);

     TE   = the aggregate dollar amount of the Transaction Expenses determined in accordance with Section 2.1(b)(ii);

     PC   = the aggregate dollar amount of the Partnership Capital determined in accordance with Section 2.1(b)(iii); and

     CG   = the product of (x) the per share capital gains distributions
            ("Capital Gains Distributions") on the BKF Common Stock for which the record date has occurred between the date of this Agreement and Closing, other than the

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            aggregate $1.20 capital gains distribution declared by BKF's Board of Directors in part on September 7, 1995 and in part on November 3, 1995 and (y) the Fraction (assuming CG equals zero);

plus an amount in cash equal to the result (rounded to the nearest penny) obtained through application of the following formula:

           ($17,250,000 - ((AUMA + TE + PC) x 0.15)) / 3,000

where AUMA, TE and PC have the same meanings as set forth above.

               (ii) in the case of each share of LEVCO Common Stock owned of record by Levin immediately prior to the Effective Time, the number of shares of BKF Common Stock equal to the result (rounded to the nearest hundredth share) obtained through application of the following formula:

     $62,750,000 - ((AUMA + TE + PC) x 0.85) + CG
     --------------------------------------------
                       $15.80                   (the "Second Fraction") / 7,000

     where AUMA, TE and PC have the same meanings as set forth in subparagraph
     (i) of this Section 2.1(a) and CG means the product of (x) the Capital Gains Distributions and (y) the Second Fraction (assuming CG equals zero);

     plus, an amount in cash equal to the result (rounded to the nearest penny) obtained through application of the following formula:

              ($17,750,000 + ((AUMA + TE + PC) x 0.15)) / 7,000

     where AUMA, TE and PC have the same meaning as set forth in subparagraph
     (i) above of this Section 2.1(a).

For avoidance of doubt, in no event shall the aggregate number of shares of LEVCO Common Stock issued and outstanding immediately prior to the Effective Time be converted in the Merger into the right to receive more than an aggregate of $35,000,000 in cash and (i) a number of shares of BKF Common Stock having an aggregate dollar value at a price of $15.80 per share equal to $80,000,000 minus the aggregate dollar amount of (x) the Assets Under Management Adjustment Amount (if any), (y) the Transaction Expenses (if any) and (z) the Partnership Capital (such number of shares, the "Full Shares") plus (ii) such additional number of shares of BKF Common Stock equal to the result obtained by multiplying the Full Shares times the Capital Gains Distributions and dividing such result by $15.80.

          (b) The dollar amounts to be applied in the formulas set forth in
Section 2.1(a) shall be determined in accordance with this Section 2.1(b):

              (i) (A) For purposes of this Agreement, "Assets Under Management" means (x) the assets under LEVCO's management as investment adviser that are the subject of an Investment Contract (as hereinafter defined), whether written or oral, between LEVCO and a Client (as defined in Section 6.20) of LEVCO, but such assets shall not at any time include any assets under LEVCO's management wherein the Client is, or that are beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by, a Stockholder or a Related Person (as hereinafter defined) of a Stockholder and (y) the portfolio assets of each Investment Partnership. A "Related Person" of a Stockholder means (i) any of the descendants or spouses of descendants of a great-grandfather of such Stockholder or of such Stockholder's spouse (any person having such a relationship being herein referred to as a "Family Member") or any trust primarily for the benefit of such Stockholder and/or any one or more Family Members of such Stockholder (a "Family Trust") or
    (ii) any partnership, corporation or other form of business or investment entity or association (any of the foregoing, an "Enterprise") directly or indirectly controlled by such Stockholder or any Family Member or Family Trust of such Stockholder; provided, however, that in no event shall a Related Person of Levin be deemed a Related Person of any Stockholder. For purposes of this Agreement, a Person (as hereinafter defined) is "affiliated with" another Person if it, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such other Person; and "control" when used with respect to a specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, partnership or other ownership interests, by contract or otherwise; and the terms "controlled" and "controlling" have meanings correlative with the foregoing.

                  (B) Set forth on Schedule 2.1(A) of the LEVCO Disclosure Schedule (as defined in Section 4.30) is (x) a list of each Investment Contract covering Assets Under Management as of November 16, 1995 (the "Base Date") and the dollar amount of the Assets Under Management under each such Investment Contract as of such Base Date and (y) the dollar amount of the portfolio assets of each Investment Partnership as of the Base Date (the sum of (x) and (y) is herein called the "Base Assets Under Management"), which dollar amounts have been determined as hereinafter provided. If at the Closing, the dollar amount of LEVCO's Closing Assets Under Management (as hereinafter defined) as to which Agreed Consents (as hereinafter defined) have been obtained by LEVCO (as certified to BKF as provided in Section 10.2(c)) is less than 85% of the dollar amount of LEVCO's Base Assets Under Management, the "Assets Under Management Adjustment Amount," as used in the formulas set forth in Section 2.1(a), shall be equal to the result (rounded to the nearest penny) obtained by multiplying (x) the percentage by which such Closing Assets Under Management are less than 85% of LEVCO's Base Assets Under Management by (y) $115,000,000. For example, if at Closing the dollar amount of Closing Assets Under Management as to which LEVCO has received an Agreed Consent are 80% of the dollar amount of LEVCO's Base Assets Under Management, the Assets Under Management Adjustment Amount would be $5.75 million. The dollar amount of the Base Assets Under Management of LEVCO has been determined as of the close of business on the Base Date on a basis consistent with the manner in which such Assets Under Management are valued for purposes of providing valuations to the Client (or in the case of the Investment Partnerships, the limited partners) with respect to the particular Assets Under Management. For purposes hereof, "Closing Assets Under Management" shall mean the Base Assets Under Management plus (i) the aggregate dollar amount of any investments by a Client (whether or not the Client was a Client on the Base Date or remains a Client on the Closing Date) or additional capital contributions of a partner (whether or not the partner was a partner on the Base Date or remains a partner on the Closing Date) to an Investment Partnership, which investments are made after the Base Date and prior to the Closing Date, plus (ii) the aggregate dollar amount of all fees payable to LEVCO deducted from the accounts of Clients or partners of the Investment Partnerships, which deductions are made after the Base Date and prior to the Closing Date, and minus (iii) the aggregate dollar amount of all withdrawals from the account of any Client (whether or not the Client was a Client on the Base Date or remains a Client on the Closing Date) and all withdrawals of capital by partners (whether or not the partner was a partner on the Base Date or remains a partner on the Closing Date) of the Investment Partnerships, which withdrawals are made after the Base Date and prior to the Closing Date; provided, however, that if an L.P. Bifurcation Event (as defined in Section 9.15(a)) shall have occurred, the dollar amount of the capital withdrawn from an Investment Partnership by any Person who is required to withdraw such capital from such Investment Partnership as required by Section 9.15 shall not be so deducted.

                  (C) For purposes hereof, an "Agreed Consent" shall be deemed to have been given with respect to an Investment Contract included in the Closing Assets Under Management if: (x) in the case of any Investment Contract in existence at the Base Date with a Client that is an institutional investor or an individual investor whose Assets Under Management by LEVCO exceed $500,000 as of the date a consent is first solicited from such Client or the affirmative consent of whom is required under the terms of the Investment Contract with such Client, a written consent to the assignment of such Investment Contract to the Surviving Corporation, and, upon the Contribution, to the Investment Adviser Subsidiary has been obtained from the Client or the Client has entered into a new written Investment Contract with the Investment Adviser Subsidiary, in either case on terms not less favorable to the Investment Adviser Subsidiary than the original Investment Contract was to LEVCO (provided that such Investment Contract will be deemed to be on terms not less favorable to the Investment Adviser Subsidiary than the original Investment Contract was to LEVCO if it provides for break points in the fee schedule comparable to the break points being offered by LEVCO to Clients with comparable Assets Under

    Management prior to the date of this Agreement), (y) in the case of any Investment Contract in existence at the Base Date with a Client who is an individual investor whose Assets Under Management by LEVCO are $500,000 or less as of the date a notice of the type referred to below is first given to such Client and whose affirmative consent is not required under the applicable terms of the Investment Contract with such Client, the Client has been given at least twenty Trading Days prior notice of the proposed assignment of such Client's Investment Contract in accordance with the terms of this Agreement and has not objected to the assignment of such Investment Contract or indicated his or her intent to terminate such Investment Contract, and (z) in the case of any Investment Contract entered into after the Base Date, such Investment Contract is on terms not materially different than those of Investment Contracts in existence immediately prior to the date of this Agreement for accounts of a similar size and with similar investment objectives (or if such terms are different, contains terms which LEVCO can reasonably demonstrate are no less favorable to LEVCO than those being offered to the public by LEVCO's competitors with comparable performance records and experience in the investment management business to accounts of a similar size and with similar investment objectives), and such Investment Contract contains as a specific term thereof a consent to the assignment of such Investment Contract to the Surviving Corporation, and upon the Contribution, to the Investment Adviser Subsidiary. An "Agreed Consent" shall be deemed to have been given with respect to (x) the account of any partner in any Investment Partnership if such partner shall have consented to the transactions contemplated by Schedule 9.1(c) with respect to such Investment Partnership and shall not on the Closing Date have withdrawn or indicated its intention to withdraw as a partner in the Investment Partnership except as contemplated by Schedule 9.1(c), and (y) the account of any partner whose capital is required to be withdrawn from the Partnership as a result of the occurrence of an L.P. Bifurcation
    Event.

              (ii) Not later than the second Trading Day prior to the Closing, the Stockholders shall obtain from their legal counsel, accountants or other third party consultants to whom or which they are or will be obligated to pay fees and expenses with respect to the transactions contemplated by this Agreement (the "Transaction Advisers"), except Goldman, Sachs & co. and any Persons providing services to Goldman Sachs & Co., including its counsel, a statement (which shall be final and binding as against BKF and the Surviving Corporation) of each Transaction Adviser's professional fees and expenses (including disbursements) for the transactions contemplated by this Agreement. The aggregate dollar amount of such statements shall be the "Transaction Expenses."

              (iii) As of the close of business on the Trading Day immediately preceding the Closing Date, LEVCO shall determine the dollar amount of the minimum general partner capital contributions that are required to have been made as of such time with respect to each Investment Partnership (as hereinafter defined) in order to comply with Revenue Procedure 89-12 of the Internal Revenue Service (or any successor law, regulation or revenue procedure thereto), and the Stockholders shall certify such amount to BKF, which certification shall set forth in reasonable detail the manner of determining such amount for each Investment Partnership. The aggregate dollar amount of such minimum general partner capital contributions shall be the "Partnership Capital" for all purposes of this Agreement.

The total number of shares of BKF Common Stock to be issued in the Merger determined pursuant to Section 2.1(a) are referred to herein as the "Merger Shares," the aggregate amount of cash to be paid in the Merger (except Fractional Share Payments, as hereinafter defined) determined pursuant to
Section 2.1(a) is referred to herein as the "Cash Consideration" and the Merger Shares and the Cash Consideration payable in the Merger are together referred to herein as the "Merger Consideration." As used in this Agreement, the Merger Value means the sum of the Cash Consideration plus the numerator of the Fraction set forth in Section 2.1(a)(i) and the numerator of the Second Fraction set forth in Section 2.1(a)(ii). Any shares of LEVCO Common Stock held in the treasury of LEVCO immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled without consideration and be retired and cease to exist.

          (b) At the Effective Time each share of the common stock, par value $.01 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the Surviving Corporation and each certificate heretofore representing any such shares shall, after the Effective Time and without any action on the part of the holder thereof, be deemed to represent the same number of shares of the Surviving Corporation.

          (c) No certificates or scrip representing fractional shares of BKF Common Stock shall be issued upon the surrender for exchange of certificates of LEVCO Common Stock; no stock split or dividend with respect to shares of BKF Common Stock shall relate to any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote as, or to any other rights of, a stockholder of BKF. In lieu of such fractional shares, any holder of LEVCO Common Stock who would otherwise be entitled to a fractional share of BKF Common Stock will, upon surrender of his certificate to BKF in accordance with Section 2.2, be entitled to receive cash (a "Fractional Share Payment") in an amount determined by multiplying such fraction by the closing price of BKF Common Stock on the New York Stock Exchange Composite Tape, as reported in The Wall Street Journal (Midwest Edition) on the Trading Day immediately preceding the Closing and rounding the product to the nearest whole cent. The fractional share interests of each Stockholder shall be aggregated, so that no Stockholder shall receive a Fractional Share Payment in an amount greater than the value of one full share of BKF Common Stock (determined as provided in the preceding sentence). No interest shall accrue or be paid with respect to fractional share interests with respect to cash payable in lieu of fractional share interests.

     2.2 Exchange of Shares. At the Closing, Merger Subsidiary shall, upon receipt from each of the Stockholders of a certificate or certificates representing the issued and outstanding shares of LEVCO Common Stock owned by such Stockholder (collectively, the "Certificates" and individually, a "Certificate"), deliver to such Stockholder a certificate or certificates representing the Merger Shares such Stockholder is entitled to receive determined in accordance with Section 2.1(a) hereof, together with any Cash Consideration and Fractional Share Payment payable in respect of such shares of LEVCO Common Stock as provided in Section 2.1(a) and 2.1(c), respectively. As of the Effective Time, each Certificate that prior to the Effective Time represented shares of LEVCO Common Stock shall be deemed for all corporate purposes (including voting rights) to evidence the Merger Consideration to be delivered in exchange therefor under the terms of this Agreement. No transfer taxes shall be payable by the Stockholders in connection with their receipt of the Merger Shares, except that if any certificate for the Merger Shares is to be issued in a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Stockholder surrendering such Certificate shall pay to BKF any transfer or other taxes required by reason of the issuance of such Merger Shares in any name other than that of such Stockholder, or establish to the satisfaction of BKF that such tax has been paid or is not applicable. If any Certificate shall have been lost, stolen or destroyed, such Certificate shall be deemed to have been surrendered properly to BKF for all purposes of this Section 2.2 if the Stockholder owning such Certificate shall have delivered to BKF a sworn affidavit as to such claim (and, if required in the sole discretion of BKF, a bond in such form and amount, and with such surety, sufficient to indemnify BKF against such claim).

     2.3 Closing of Transfer Books. At the Effective Time, the stock transfer books of LEVCO shall be closed and no transfer of the shares of LEVCO Common Stock shall thereafter be made.

     2.4 Acquisition of G.P. Subsidiary. Subject to the terms and conditions of this Agreement, simultaneously with consummation of the Merger, Levin, Melody L. Prenner Sarnell, Jeffrey A. Kigner and Frank F. Rango (collectively, the "G.P. Stockholders") shall sell, transfer, assign, convey and deliver to Merger Subsidiary, and Merger Subsidiary shall purchase, acquire and accept from the G.P. Stockholders, all of the G.P. Stockholders' right, title and interest, free and clear of all Liens, in and to all of the issued and outstanding shares of capital stock (the "G.P. Subsidiary Stock") of the wholly-owned corporation ("G.P. Subsidiary") to be formed by the G.P. Stockholders to acquire the general partner interests in each of the Investment Partnerships as contemplated by
Section 9.1(c) hereof and Schedule 9.1(c). In consideration thereof, at Closing Merger Subsidiary shall pay to each of the G.P. Subsidiary Stockholders in accordance with Section 3.2(h) an amount equal to each such individual's share of the Partnership Capital (the "G.P. Subsidiary Purchase Price").

                                  ARTICLE III

                                    CLOSING

     3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bell, Boyd & Lloyd, Three First National Plaza, 70 West Madison Street, Suite 3300, Chicago, Illinois, or at such other place as the parties may agree, at 10:00 a.m. on the last Trading Day of the month (or, if such day is a Friday, on the Monday following the last Trading Day) in which the later of the following two events shall occur: (i) approval of the Merger by the stockholders of BKF and (ii) expiration or termination of the waiting period imposed by the HSR Act (as hereinafter defined); provided that if any of the other conditions which are set forth in Article X of this Agreement have not been satisfied (or waived by the party entitled to the benefit of such conditions) by said date, then the Closing shall take place on a subsequent date as soon as practicable after the satisfaction or waiver of such conditions, or at such other place, time and date as BKF and LEVCO may agree. At the Closing, the parties shall cause the Certificate of Merger to be filed in accordance with the applicable provisions of the Corporation Law. The date on which the Closing occurs is referred to herein as the "Closing Date."

     3.2 Procedure at the Closing. At the Closing, the parties hereto agree to take the following steps in the order listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

          (a) Each Stockholder and LEVCO shall deliver to BKF the certificates described in Section 10.2(c) hereof and all other previously undelivered documents required to be delivered by the Stockholders or LEVCO to BKF at or prior to the Closing pursuant to the terms of this Agreement.

          (b) BKF and Merger Subsidiary shall deliver to the Stockholders the certificate described in Section 10.3(c) hereof and all other previously undelivered documents required to be delivered by the BKF or Merger Subsidiary to the Stockholders at or prior to the Closing pursuant to the terms of this Agreement.

          (c) Merger Subsidiary and LEVCO shall file with the Secretary of State of the State of Delaware the Certificate of Merger.

          (d) Each Stockholder shall deliver Certificates representing all shares of LEVCO Common Stock owned by such Stockholder to UMB Bank, N.A., BKF's custodian, and Merger Subsidiary shall deliver by wire transfer of immediately available funds to an account theretofore designated by such Stockholder in writing to Merger Subsidiary to each such Stockholder the Cash Consideration to which such Stockholder is entitled pursuant to Section 2.1, and a certificate or certificates representing the Merger Shares (other than the Escrow Shares, as defined in Section 12.7 hereof) to which such Stockholder is entitled pursuant to Section 2.1, which shall be duly executed and in valid form, registered in the name of such Stockholder and bearing the following legend:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          (e) Merger Subsidiary shall also deliver to any Stockholder entitled thereto, by wire transfer of immediately available funds to an account theretofore designated by such Stockholder in writing to Merger Subsidiary, the amount of any Fractional Share Payment.

          (f)  Merger Subsidiary shall deliver to the Escrow Agent designated in
Section 12.7 hereof the Escrow Shares for deposit pursuant to the Escrow Agreement (as defined in Section 12.7).

          (g) The G.P. Stockholders shall deliver to Merger Subsidiary certificates representing all of the shares of G.P. Subsidiary Stock.

          (h) Merger Subsidiary shall deliver to each G.P. Stockholder by wire transfer of immediately available funds to an account theretofore designated by each G.P. Stockholder in writing to Merger Subsidiary, the G.P. Subsidiary Purchase Price in the same proportion as the number of shares of G.P. Subsidiary Stock sold by such G.P. Stockholder bears to the aggregate number of shares of outstanding G.P. Subsidiary Stock.

          (i) BKF, Merger Subsidiary and each of the Stockholders shall execute and deliver a cross receipt acknowledging receipt from the other, respectively, of the shares of LEVCO Common Stock and the Merger Consideration and Fractional Share Payments.

          (j) Merger Subsidiary and the G.P. Stockholders shall execute and deliver a cross-receipt acknowledging receipt from the other, respectively, of the G.P. Subsidiary Stock and the G.P. Subsidiary Purchase Price.

          (k) Merger Subsidiary shall deliver to each Transaction Adviser, by wire transfer of immediately available funds to an account theretofore designated by such Transaction Adviser in writing to Merger Subsidiary, the portion of the Transaction Expenses attributable to such Transaction Adviser.

          (l) Immediately after the Effective Time, the Surviving Corporation shall effect the Contribution in favor of Investment Adviser Subsidiary by contributing to Investment Adviser Subsidiary the Investment Contracts, the G.P. Subsidiary Stock, the outstanding common stock of LEVCO Broker Subsidiary and certain related assets of Surviving Corporation.

                                   ARTICLE IV

                                  DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     4.1 "Assets" of any Person means all of such Person's business, assets, properties, security deposits and prepaid items, goodwill and rights of every kind and description, tangible and intangible, wherever located.

     4.2  "Code" means the Internal Revenue Code of 1986, as amended.

     4.3 "Commodity Exchange Act" means the Commodity Exchange Act of 1974, as amended.

     4.4 "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise, license, permit, exception, order or approval to or with a Governmental Entity or other third party.

     4.5 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     4.6  "Exchange" means the New York Stock Exchange, Inc.

     4.7  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     4.8 "Form ADV" means the filing on Form ADV required to be made under the Investment Advisers Act with the SEC in connection with the registration of the filing party as an investment adviser under the Investment Advisers Act.

     4.9 "GAAP" means United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

     4.10 "Governmental Entity" means any domestic (federal, state or local), foreign or supranational court, commission, governmental body, or regulatory or administrative agency, authority or tribunal.

     4.11 "Interim Transactions" means (i) the formation of LEVCO Broker Subsidiary (as hereinafter defined) as a wholly-owned subsidiary of LEVCO and the contribution to it of the Assets of LEVCO relating to the broker-dealer business and operations of LEVCO as contemplated by Section 8.5, (ii) the acquisition by G.P. Subsidiary of the general partner interests in each of the Investment Partnerships as contemplated by Section 9.1(c) and Schedule 9.1(c) and (iii) the withdrawal of LEVCO as a general partner of Bridge Partners Specialized Investment Fund, L.P., a Delaware limited partnership ("Bridge Partners"), all of which transactions are contemplated by this Agreement to occur between the date hereof and Closing.

     4.12 "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

     4.13 "Investment Company" means each investment company registered under the Investment Company Act for which LEVCO acts as investment adviser or sub-adviser.

     4.14 "Investment Contracts" means, with respect to any Person that is an investment adviser, the respective contracts between such Person and the clients of that Person relating to the provision by that Person for a fee, commission or other payment, of investment advisory, asset management, consulting or administrative services.

     4.15 "Investment Company Act" means the Investment Company Act of 1940, as amended.

     4.16  "Investment Partnerships" means (i) Meadow Lane Associates, L.P.,
(ii) Purchase Associates, L.P., (iii) L.R.K. Savings, L.P., (iv) SLSB Partners, L.P. and (v) Island Drive Partners, L.P., each a Delaware limited partnership.

     4.17 "Knowledge" means, with respect to any Person, the actual knowledge of such Person or, if such Person is a corporation, of any member of the board of directors of such Person or any officer of such Person, in each case after due inquiry.

     4.18 "LEVCO Entity" means each of LEVCO, each LEVCO Subsidiary and each Investment Partnership.

     4.19 "LEVCO Broker Subsidiary" means the Person to be formed by LEVCO to acquire the Assets of LEVCO relating to the broker-dealer business and operations of LEVCO as contemplated by Section 8.5.

     4.20  "LEVCO Subsidiaries" means LEVCO Broker Subsidiary and G.P.
Subsidiary.

     4.21 "Lien" means any agreement, restriction, pledge, lien, option, security interest, mortgage, claim, charge, restriction on transferability, preemptive right or other encumbrance of any kind whatsoever.

     4.22 "Material Adverse Effect" means with respect to any Person, a material adverse effect on the business, Assets, financial condition, results of operations or prospects (in the case of prospects, not taking into account general economic and securities market conditions or general industry developments) of such Person.

     4.23 "Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture, entity, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     4.24 "Related Agreements" means any agreement, instrument or certificate executed by BKF, Merger Subsidiary, LEVCO or any Stockholder in connection with this Agreement, including: (i) the employment agreements, the forms of which are set forth as Exhibits 10.2(d)(i) and 10.2(d)(ii) (the "Employment Agreements"),
(ii) the Registration Rights Agreement, the form of which is set forth as
Exhibit 10.1(h), (iii) the Portfolio Management Agreement, the form of which is set forth as Exhibit 10.1(i) and (iv) the Escrow Agreement, the form of which is set forth as Exhibit 12.7.

     4.25  "Securities Act" means the Securities Act of 1933, as amended.

     4.26  "SEC" means the Securities and Exchange Commission.

     4.27 "Stockholder Representative" means Levin, who has been appointed as representative of the Stockholders for certain purposes of this Agreement pursuant to Section 14.2 hereof, or any successor to Levin as provided in
Section 14.2.

     4.28 "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, gross income, profits, premium, estimated, excise, sales, services, use, occupancy, gross receipts, franchise, license, ad valorem, severance, capital levy, production, stamp, transfer, withholding, employment, unemployment, social security, payroll and property taxes, customs duties and other governmental charges and assessments), together with any interest, additions to tax or penalties.

     4.29 "Tax Returns" means all returns, amended returns, declarations, reports, estimates, information returns and statements required or permitted to be filed in respect of Taxes.

     4.30 "Terminable Contracts" means those contracts of LEVCO or any Investment Partnership (other than Investment Contracts, the agreements of limited partnership of the Investment Partnerships, insurance policies set forth on Schedule 6.13 of the LEVCO Disclosure Schedule and LEVCO Benefit Plans) which, by their terms or under applicable law, would be breached, or under which a default would occur, or which would, or would be required to, terminate as a result of the consummation of the transactions contemplated by this Agreement unless the parties' consent to the transfer of such contract is obtained, such Terminable Contracts being listed on Schedule 4.30 of the disclosure schedule delivered to BKF by the Stockholders concurrently with the execution of this Agreement (the "LEVCO Disclosure Schedule").

     4.31 "Trading Days" means those days on which the Exchange is open for trading.

     References to "the date hereof", "the date of this Agreement" and like terms shall be deemed to be references to the Signing Date.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF THE
                      STOCKHOLDERS AS TO THE STOCKHOLDERS

     Each of the Stockholders hereby represents and warrants to BKF that the statements contained in this Article V with respect to himself or herself are correct as of the Signing Date and will be correct as of the Closing Date as though made at the Closing Date (except for statements made as of a specific date, which are correct as of such date).

     5.1 Authority. The Stockholder has full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes (and the other Related Agreements to which the Stockholder will be a party, when executed and delivered, will be duly executed and delivered and will constitute, assuming such other Related Agreements constitute a valid and binding obligation of the other parties thereto) valid and legally binding obligations of the Stockholder enforceable against the Stockholder in accordance with the respective terms of the Merger Agreement and each such Related Agreement, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.2 No Violation. Neither the execution and delivery by the Stockholder of this Agreement or of any Related Agreement to which the Stockholder is or at Closing will be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of applicable law, or result in a violation of or default under any provision of any regulation, order, writ, injunction or decree of any Governmental Entity applicable to the Stockholder or, assuming that the agreements of the Stockholder set forth on Schedule 5.3(b) of the LEVCO Disclosure Schedule are terminated, of any Contract to which the Stockholder is a party or by which the Stockholder is bound or to which the Stockholder is subject, or constitute a default thereunder.

     5.3 Ownership of LEVCO Common Stock. The Stockholder owns the number of the issued and outstanding shares of LEVCO Common Stock set forth opposite the Stockholder's name on Schedule 5.3(a) of the LEVCO Disclosure Schedule. The Stockholder is the record and beneficial owner of such shares of LEVCO Common Stock, free and clear of any Liens, except for such Liens arising from Contracts set forth on Schedule 5.3(b) of the LEVCO Disclosure Schedule. As of the Effective Time, the Stockholder will be the record and beneficial owner of such Stockholder's shares of LEVCO Common Stock, free and clear of any Liens. The Stockholder is not a party to any option, warrant, purchase right or other Contract which could require the Stockholder to sell, transfer or otherwise dispose of such Stockholder's shares of LEVCO Common Stock, or to any voting trust, proxy, agreement or understanding with respect to the voting of such Stockholders' shares of LEVCO Common Stock, except for those Contracts set forth on Schedule 5.3(b) of the LEVCO Disclosure Schedule and other Contracts among Stockholders entered into between the date hereof and Closing (each of which Contracts will have been terminated on or prior to the Closing).

     5.4 Brokers and Finders. Except for the employment of Goldman, Sachs & Co. by LEVCO, the Stockholder has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for the Stockholder, in connection with this Agreement or the transactions contemplated hereby.

     5.5 Approvals. No approval, authorization, order, license, or consent of or registration, qualification or filing with any Governmental Entity and no approval or consent by any other Person is required to be obtained or made by the Stockholder in connection with the execution, delivery or performance of this Agreement and the Related Agreements by the parties thereto (other than BKF and Merger Subsidiary), other than as contemplated by Article X.

     5.6  Investment Representations.

          (a) The Stockholder acknowledges that the BKF Common Stock to be received by him or her is not registered under the Securities Act and that such BKF Common Stock may not be sold or otherwise transferred in the absence of registration under the Securities Act or an exemption therefrom under such Act.

          (b) The Stockholder is acquiring the BKF Common Stock to be received by him or her for his or her own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of the Securities Act. Except as contemplated by this Agreement, the Stockholder has no present or contemplated agreement, undertaking, arrangement, obligation, or commitment providing for the disposition of the BKF Common Stock to be received by him or her.

          (c) The Stockholder has had the opportunity to make a detailed inquiry concerning BKF and its business and personnel. The officers of BKF have made available to the Stockholder any and all written information which the Stockholder has requested and have answered to the Stockholder's satisfaction all inquiries made by the Stockholder.

          (d) The Stockholder is an accredited investor as defined in Regulation D under the Securities Act.

     5.7 Health. In the case of Levin, Melody L. Prenner Sarnell and Jeffrey A. Kigner only, to the knowledge of such Stockholder, such Stockholder is not subject on the date hereof to any health condition and disability which would prevent or materially impair his or her ability to perform his or her obligations hereunder or under such Stockholder's Employment Agreement.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                  AS TO LEVCO AND THE INVESTMENT PARTNERSHIPS

     The Stockholders hereby represent and warrant, jointly and severally, to BKF that the statements contained in this Article VI are correct as of the Signing Date and will be correct as of the Closing Date as though made at the Closing Date (except for statements made as of a specific date, which are correct as of such date):

     6.1 Organization and Authority of LEVCO. LEVCO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease and use its properties and assets and to carry on its business as such business is now conducted. Except as set forth in Schedule 6.20(c)(i)(a) and Schedule 6.22(a) of the LEVCO Disclosure Schedule, LEVCO possesses all licenses, franchises, permits and other rights necessary to conduct its business as such business is now conducted. LEVCO is duly qualified to do business as a foreign corporation under the laws of the states listed on Schedule 6.1 of the LEVCO Disclosure Schedule and is not by reason of the nature of its business or the ownership or leasing of its properties required to be qualified to do business in any other jurisdiction where the failure to so qualify would reasonably be expected to have a Material Adverse Effect on LEVCO.

     6.2  Charter, Bylaws, Agreements of Limited Partnership and Minutes.
The copies of the certificate of incorporation of LEVCO and of the certificate of limited partnership of each of the Investment Partnerships as certified by the Secretary of State of the State of Delaware; the agreement of limited partnership of each of the Investment Partnerships as certified by a general partner of each such Investment Partnership; the bylaws of LEVCO as certified by the Secretary of LEVCO; and the minutes of meetings of the stockholders and board of directors (or consents or other actions in lieu thereof) of LEVCO and the minutes of the meetings of the partners of each of the Investment Partnerships (or consents or other actions in lieu thereof) furnished or made available to BKF by LEVCO are true, correct and complete and conform to the originals thereof.

     6.3 Authority. LEVCO has full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party, and all proper actions of the board of directors of LEVCO authorizing the execution, delivery and performance hereof and thereof have been taken. At the Closing, all proper actions of the Stockholders of LEVCO approving and adopting this Agreement and the Merger shall have been taken (including, without limitation, the affirmative vote by each Stockholder in favor of, or the written consent of each Stockholder to, the approval and adoption of this Agreement and the Merger). This Agreement has been duly executed and delivered by LEVCO and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes (and the Related Agreements to which LEVCO will be a party, when executed and delivered, will be duly executed and delivered and will constitute, assuming such Related Agreements constitute a valid and binding obligation of the other parties thereto) valid and legally binding obligations of LEVCO enforceable against it in accordance with the respective terms of the Merger Agreement and each such Related Agreement, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     6.4 No Violation. Neither the execution and delivery by the Stockholders and LEVCO of this Agreement or of any Related Agreement to which any of the Stockholders or LEVCO is or at Closing will be a party, nor consummation of the transactions herein or therein contemplated, nor compliance by the Stockholders or LEVCO with the terms, conditions and provisions hereof or thereof will (i) conflict with or violate any provision of applicable law, the certificate of incorporation of LEVCO or either of the LEVCO Subsidiaries or the certificates of limited partnership or the agreements of limited partnership of any of the Investment Partnerships, or (ii) require the consent of any partner in the Investment Partnerships, or (iii) result in a violation of or default under any provision of any regulation, order, writ, injunction or decree of any Governmental Entity applicable to any LEVCO Entity or (iv) result in a violation or a default under any Contract (other than Terminable Contracts) to which any LEVCO Entity is a party or by which any LEVCO Entity is bound or to which any LEVCO Entity is subject, or constitute a default thereunder or give rise to a right of termination, cancellation or acceleration of any obligation thereunder, contractually require any offer to purchase or any prepayment of any debt, contractually require the payment of (or result in the vesting of) any severance, golden parachute, change of control or similar type of payment, or give rise to the loss of any material benefit under or result in the creation or imposition of any Lien upon the Assets of any LEVCO Entity pursuant to the terms of any such Contract (except as contemplated by this Agreement), assuming in the case of clauses (i) through (iv), that all of the consents contemplated by Sections 10.1, 10.2 and 10.3 are obtained and the actions contemplated by Section 9.1(c) have occurred and that the consents contemplated by Section 8.3(b) are obtained and that the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have been complied with and the waiting period thereunder shall have expired or terminated, and except in the case of clause (iv) only, for violations, defaults, terminations, cancellations, accelerations, contractual requirements, losses or Liens that would not reasonably be expected to involve the payment by a LEVCO Entity or the Surviving Corporation of greater than $25,000 individually or $100,000 in the aggregate.

     6.5 Capitalization. The authorized capital stock of LEVCO consists of 10,000 shares of LEVCO Common Stock, all of which are issued and outstanding. LEVCO holds no shares of LEVCO Common Stock in its treasury. All outstanding shares of LEVCO Common Stock are validly issued, fully paid and nonassessable, and not subject to preemptive rights, and are held of record by the respective Stockholders as set forth on Schedule 5.3(a) of the LEVCO Disclosure Schedule. Except as set forth on Schedule 6.5 of the LEVCO Disclosure Schedule, there are no other shares of capital stock or other equity securities of LEVCO outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, commitments or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of LEVCO.

     6.6 Approvals. Assuming that all of the consents contemplated by Section 8.3(b) are obtained, (i) no approval, authorization, order, license or consent of or registration, qualification or filing with any Governmental Entity and
(ii) no approval or consent by any other Person is required to be obtained or made by any LEVCO Entity in connection with the execution, delivery or performance of this Agreement and the Related Agreements by the parties thereto (other than BKF or Merger Subsidiary), other than as contemplated by Section 9.3 and Article X and as set forth on Schedule 6.6 of the LEVCO Disclosure Schedule and except in the case of clause (ii) only, for such approvals, authorizations, orders, licenses, consents, registrations, qualifications or filings the absence of which would not reasonably be expected to involve the payment by a LEVCO Entity or the Surviving Corporation of greater than $25,000 individually or $100,000 in the aggregate.

     6.7  Financial Statements.

          (a) LEVCO has delivered to BKF audited balance sheets of LEVCO as at the close of its fiscal years ended December 31, 1992 through December 31, 1994, together with the related statements of income, stockholder's equity and cash flows for the fiscal years ended December 31, 1992 through December 31, 1994, accompanied by a report of Richard A. Eisner & Company, L.L.P. ("Eisner") thereon. LEVCO will deliver to BKF, LEVCO Subsequent Financials (as defined in Section 9.10) with respect to the fiscal year of LEVCO ended December 31, 1995 as required by Section 9.10. Such balance sheets and financial statements (including the notes thereto) for such periods are collectively called the "LEVCO Audited Financials" and are, or to the extent delivered as contemplated by Section 9.10 will be, attached hereto to Schedule 6.7(a) of the LEVCO Disclosure Schedule.

          (b) LEVCO has also delivered to BKF copies of its (i) FOCUS Reports filed on Form X-17A-5 (the "FOCUS Reports") as of March 31, 1995 and June 30, 1995 and (ii) unaudited balance sheet at September 30, 1995, together with the related unaudited statements of income, stockholder's equity and cash flows for the nine-month period then ended, together with the review report of Eisner thereon (the "September 30, 1995 Financial Statements"). LEVCO will deliver to BKF, LEVCO Subsequent Financials and FOCUS Reports with respect to the fiscal quarters ending after the date hereof and prior to the Closing as and to the extent required by Section 9.10. The September 30, 1995 Financial Statements and all such quarterly LEVCO Subsequent Financials are referred to collectively as the "LEVCO Unaudited Financials" and are, or to the extent delivered as contemplated by Section 9.10, will be attached to Schedule 6.7(b) of the LEVCO Disclosure Schedule. The LEVCO Audited Financials and the LEVCO Unaudited Financials are hereinafter sometimes collectively referred to as the "LEVCO Financial Statements."

          (c) The LEVCO Financial Statements fairly present (or will when delivered, fairly present) the financial position and results of operations of LEVCO on the dates thereof and for the fiscal periods then ended, in accordance with GAAP which, except as may otherwise be noted in the footnotes thereto, shall have been applied on a basis consistent with prior periods except, in the case of the LEVCO Unaudited Financial Statements, for normal recurring year-end accruals reflected thereon or omitted therefrom which are not individually or in the aggregate material and for the absence of complete footnotes. The LEVCO Financial Statements reflect or provide for claims against and debts and liabilities of LEVCO, absolute, accrued, contingent or otherwise, as at the dates thereof in accordance with GAAP, except for normal recurring year-end accruals reflected on or omitted from the LEVCO Unaudited Financials which are not individually or in the aggregate material, and the year-end adjustments described on Schedule 6.7(c). Each FOCUS Report delivered or to be delivered complied (and with respect to FOCUS Reports filed with the SEC after the date hereof and prior to Closing, will comply) at the date thereof in all material respects with the rules and regulations of the SEC relating thereto and fairly present the information required to be presented therein pursuant to Rule 17a-5 under the Exchange Act with respect to LEVCO at such date.

     6.8  No Adverse Change. As of the date hereof, and except as set forth on
Schedule 6.8 of the LEVCO Disclosure Schedule, since December 31, 1994, (a) there has been no Material Adverse Effect with respect to any LEVCO Entity; (b) there have been no distributions paid or declared to the Stockholders except as reflected in the LEVCO Financial Statements; (c) LEVCO has not issued or sold any interest, option, note or other security of LEVCO; (d) no material physical property owned or leased by LEVCO has suffered any destruction or damage, regardless of whether or not the loss suffered was insured; (e) there has been no write-down or write-off by LEVCO or any Investment Partnership of any of their respective Assets, including, without limitation, write-offs of accounts receivable (except for revaluations of portfolio holdings in the ordinary course of business); (f) no Investment Contracts collectively accounting for more than 5% of the Assets Under Management of LEVCO at December 31, 1994 have been terminated; (g) neither LEVCO nor any Investment Partnership has sold or otherwise disposed of any Assets other than in the ordinary course of business; and (h) neither LEVCO nor any Investment Partnership has incurred any debt or liability, absolute, accrued, contingent or otherwise, other than debts and obligations incurred in the ordinary course of business consistent with past practice or that are otherwise specifically set forth in the LEVCO Disclosure Schedule.

     6.9  Subsidiaries.

          (a) Except for the formation of the LEVCO Subsidiaries immediately prior to Closing as contemplated by Section 8.5 and Schedule 9.1(c), neither LEVCO nor any Investment Partnership has any subsidiaries and neither LEVCO nor any Investment Partnership has, at any time since their respective dates of formation, owned any controlling interest or general partner interest in any other Person (except, in the case of LEVCO, the Investment Partnerships and Bridge Partners Specialized Investment Fund, L.P., a Delaware limited partnership ("Bridge Partners")). No LEVCO Entity owns, directly or indirectly, except solely for investment purposes in the ordinary course of its business, any of the capital stock of or any other equity interest in any corporation, association, trust or similar entity, any interest in the equity of any partnership (other than, in the case of LEVCO, such general partner interests in the Investment Partnerships as are described in Schedule 6.9(b) of the LEVCO Disclosure Schedule) or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced. No LEVCO Entity has or owns, except solely for investment purposes in the ordinary course of its business, any rights, options, subscriptions, warrants or other agreements of any kind to purchase or otherwise to receive or be issued any shares of such capital stock, or securities or obligations of any kind convertible into shares of such capital stock, existing in favor of any Person. Neither any Stockholder nor any affiliate of any Stockholder owns any shares of or other equity interests in Purchase Offshore, Ltd., a Cayman Islands corporation ("Purchase Offshore"), or any general partner or other controlling or managing interest in any Person (other than LEVCO and the general partner interests held, directly or indirectly, in the Investment Partnerships) organized to conduct any investment business.

          (b) As of the date hereof, the record and beneficial ownership of the general partner interests in each Investment Partnership is as set forth on
Schedule 6.9(b) of the LEVCO Disclosure Schedule. As of the Closing, assuming consents contemplated by 10.2(h) are obtained and the transactions contemplated by Section 9.1(c) and Schedule 9.1(c) of the LEVCO Disclosure Schedule have occurred, G.P. Subsidiary will be the sole record and beneficial owner of the general partner interests in each Investment Partnership, free and clear of any Liens. Except as set forth on Schedule 6.9(b) of the LEVCO Disclosure Schedule, each of the Investment Partnerships is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease and use its properties and assets and to carry on its business as such business is now conducted. Each of the Investment Partnerships possesses all licenses, franchises, permits and other rights necessary to conduct its business as such business is now conducted. None of the Investment Partnerships is by reason of the nature of its business or its ownership of properties or otherwise required to be qualified to do business as a foreign limited partnership in any jurisdiction other than the jurisdictions listed opposite the name of such Investment Partnership on Schedule 6.9(b) of the LEVCO Disclosure Schedule and except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on such Investment Partnership.

          (c) As of the Closing, the authorized capital stock of LEVCO Broker Subsidiary will consist of 1,000 shares of common stock, par value $.01 per share, all of which will be issued and outstanding and held beneficially and of record by LEVCO, free and clear of any Liens. As of the Closing, the authorized capital stock of G.P. Subsidiary will consist of 1,000 shares of common stock, par value $.01 per share, all of which will be issued and outstanding. As of the Closing, the shares of G.P. Subsidiary will be held beneficially and of record by the G.P. Subsidiary Stockholders as set forth on Schedule 6.9(c) of the LEVCO Disclosure Schedule, free and clear of any Liens. All such shares will as of Closing have been validly issued, fully paid and nonassessable, and not subject to preemptive rights. As of the Closing, there will be no other share of capital stock or other equity securities of a LEVCO Subsidiary outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, commitments or agreement of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of a LEVCO Subsidiary. As of the Closing and except as contemplated by Section 9.3 in the case of LEVCO Broker Subsidiary, each LEVCO Subsidiary will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease and use its properties and assets and to carry on its business in the same manner as such business is now conducted by LEVCO; will possess all licenses, franchises, permits, and other rights necessary to conduct its business in the same manner as such business is now conducted by LEVCO; and will be qualified to do business in each jurisdiction where by reason of the nature of its business or the ownership of its properties or otherwise, it is required to be so qualified, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on such LEVCO Subsidiary.

     6.10  Taxes.

          (a) All Tax Returns required by applicable law to be filed by or on behalf of any LEVCO Entity have been timely filed, or requests for extensions have been timely filed, granted, and have not yet expired. Each of the Tax Returns filed by any LEVCO Entity in cases where any such Person is required to pay a Tax liability directly, correctly and accurately reflects the amount of its Tax liability and any other material information required to be set forth on such Tax Return, and, in all other cases, correctly and accurately reflects such Person's income, gains, losses, deductions and credits for the relevant fiscal year (or other period) and any other material information required to be set forth on such Tax Return. LEVCO has previously delivered to BKF accurate and complete copies of all such returns filed through the date hereof, as well as any examination reports and statements of adjustments or deficiencies with respect to each LEVCO Entity from December 31, 1991 through the date hereof (and for any other periods for which the statute of limitations has not expired), and will deliver to BKF accurate and complete copies of any such returns, reports or statements made or received from the date hereof through Closing. All Taxes payable by each LEVCO Entity that are shown on filed Tax Returns, or to be shown on Tax Returns that have been extended but not yet filed, have been paid. In the case of Taxes required to be paid directly by any LEVCO Entity for any period for which no Tax Return is yet due but with respect to which GAAP would require that amounts in respect of such Taxes be accrued, all such Taxes have been paid or adequately reserved for on the books of such LEVCO Entity. Each LEVCO Entity has withheld or collected all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Except with respect to those matters set forth on Schedule 6.10 of the LEVCO Disclosure Schedule, no audit examination of any Tax Return of any LEVCO Entity is in progress and no LEVCO Entity nor any director, officer or general partner of any of them has been notified by any Tax authority that any audit examination of any LEVCO Entity is contemplated. Except with respect to those matters set forth on Schedule 6.10 of the LEVCO Disclosure Schedule, there is no Tax deficiency or claim for additional Taxes or interest thereon or penalties or additions to tax in connection therewith asserted against any LEVCO Entity. Except as set forth on
Schedule 6.10, the Tax Returns filed by LEVCO and each Investment Partnership have not been audited. Except as set forth on Schedule 6.10 of the LEVCO Disclosure Schedule, no claim has ever been made by an authority in a jurisdiction where any LEVCO Entity does not file reports or returns that any such Person not filing reports or returns in that jurisdiction is or may be, or its partners are or may be, subject to taxation by that jurisdiction which has not yet been resolved, or if resolved and any amount was determined to be payable, in respect of which such amount has not yet been paid. There are no Liens on any of the equity interests or assets of any LEVCO Entity that arose in connection with any failure to pay Taxes. Except as set forth on Schedule 6.10, no LEVCO Entity has ever entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state law. No LEVCO Entity has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (b) Except as set forth in Schedule 6.10, no LEVCO Entity is party to an extension or waiver, that is currently in effect, of any statute of limitations in respect of the assessment or collection of any Tax due or in respect of any adjustment to any Tax Return.

          (c) Each Investment Partnership is, and at all times since its formation has been, properly classified for federal and state income tax purposes as a partnership that is not publicly traded (within the meaning of Section 7704 of the Code) (and not as a publicly traded partnership, association or corporation).

          (d) LEVCO does not have current or accumulated "earnings and profits" within the meaning of Section 312 of the Code in excess of $600,000.

          (e) LEVCO is, and at all times since July 1, 1988 has been, properly classified for federal and New York state income tax purposes as an S corporation within the meaning of Section 1361 of the Code.

          (f) No LEVCO Entity has filed a consent under Section 341(f) of the Code.

          (g) No LEVCO Entity is a party to any tax allocation or tax-sharing agreement or has any liability for the Taxes of any Person (i) under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local, or foreign law),
(ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

     6.11 Interests of Insiders. Except as set forth on Schedule 6.11 of the LEVCO Disclosure Schedule and except for normal advances for business expenses incurred in the ordinary course of business and reimbursement of business expenses incurred in the ordinary course of business, no current or former officer, director or stockholder of LEVCO or a LEVCO Subsidiary or any general partner of any Investment Partnership, nor any affiliate of any of the foregoing Persons, (i) has any loan (except participant loans under LEVCO Benefit Plans (as defined in Section 6.18) as permitted by applicable law) or other obligation for borrowed money outstanding to or from any LEVCO Entity, or for which any LEVCO Entity is or may be liable under a guaranty or otherwise, or
(ii) has any material interest (other than portfolio holdings or ownership of less than 5% of the shares of a publicly traded company and other than the G.P. Subsidiary Stockholders' ownership of G.P. Subsidiary or any entity organized by or for the Stockholders to receive payments for Assigned Accounts, as defined in and contemplated by, Section 9.14) hereof in any Person with which any LEVCO Entity has entered into any Contract, or with which any LEVCO Entity does business and which would influence that Person in doing business with any LEVCO Entity.

     6.12 Title to Assets; Property.

          (a) Each LEVCO Entity has (or in the case of the LEVCO Subsidiaries, at the Closing will have) good and marketable title to, or valid and subsisting leasehold interests in, all of their respective Assets, including in the case of LEVCO, the Assets reflected in the September 30, 1995 Financial Statements, except such Assets as have been disposed of in the ordinary course of the business consistent with past practice or as otherwise permitted by this Agreement, free and clear of any Liens, except for (i) such minor imperfections of title, or insignificant Liens, as do not, individually or in the aggregate, materially detract from the values of the Assets subject thereto, or materially interfere with the present or contemplated uses thereof, (ii) mechanics and other statutory Liens, Liens of broker-dealers and other financial counterparties on assets of the investment portfolios of the Investment Partnerships incurred in the ordinary course of business and the Lien of taxes not yet due and payable, and (iii) the Liens listed on Schedules 6.12(a), 6.12(d) or 6.12(e) of the LEVCO Disclosure Schedule which collectively would not reasonably be expected to have a Material Adverse Effect on any LEVCO Entity. The Assets so owned or leased by each LEVCO Entity constitute all of the Assets used in or necessary for the conduct of the business of such LEVCO Entity as now conducted.

          (b) Each LEVCO Entity's personal property is in good order and repair and is operable and fit to be used for its intended purposes in all material respects. No LEVCO Entity owns or has ever owned any real estate. Each LEVCO Entity holds its leased real and personal properties under valid and binding leases, each such lease is effective in accordance with its respective terms, and there is not under any such lease any existing material default (or any event which with notice or lapse of time or both would become a material default) pertaining to such LEVCO Entity, or to the knowledge of each of LEVCO and the Stockholders, pertaining to the lessor thereunder. All such leases of real property and all such leases of personal property providing for annual rental payments by a LEVCO Entity of more than $10,000 and in effect on the date hereof are set forth on Schedule 6.12(b) of the LEVCO Disclosure Schedule, and LEVCO has delivered to BKF correct and complete copies of all such leases.

          (c) Except for portfolio holdings, no Investment Partnership owns, or has any leasehold interest in, any Asset.

          (d) Schedule 6.12(d) of the LEVCO Disclosure Schedule sets forth all trademarks, trade names, service marks and copyrights (whether or not such trademarks, trade names, service marks and copyrights are registered), and all pending applications therefor, owned, licensed or used by a LEVCO Entity at the date hereof, other than software or publications commercially available on a retail basis. Each LEVCO Entity has, or has the right to use, and after consummation of the transactions contemplated hereby, the Surviving Corporation and its Subsidiaries will have, or have the right to use, free and clear of any Liens or claims of others, all franchises, permits, licenses, trademarks, service marks (whether registered or unregistered), trademark applications, service mark applications, trade names, copyrights, trade secrets, designs and other intellectual property and proprietary rights ("Proprietary Rights") necessary to carry on its business as currently conducted. To the knowledge of each of the Stockholders and LEVCO, no LEVCO Entity has infringed, misappropriated or violated any valid Proprietary Rights or contractual relationships of others relating thereto. No LEVCO Entity and no Stockholder has received any notice, claim or protest respecting any such infringements or violations and no LEVCO Entity has given any indemnification to any Person for any such infringements, misappropriations or violations. There is no pending or threatened claim asserted in writing by or on behalf of any LEVCO Entity for infringement or misappropriation of any Proprietary Rights owned by a LEVCO Entity and to the knowledge of each of the Stockholders and LEVCO, there is no reasonable basis for any such claim.

          (e) Schedule 6.12(e) of the LEVCO Disclosure Schedule identifies all computer software owned or licensed by any LEVCO Entity at the date hereof, except for any such software commercially available on a retail basis. Each LEVCO Entity owns or licenses all computer software developed or currently used by it and each LEVCO Entity has the right to use such software as presently used by it without infringing upon the Proprietary Rights (including trade secrets rights) of a third party. The computer software owned or licensed by the LEVCO Entities constitutes all of the computer software necessary to conduct the business of each such LEVCO Entity as now conducted. Consummation of the transactions contemplated hereby will not result in a material impairment of the legal rights of an LEVCO Entity to any of such software.

     6.13 Insurance. Each insurance policy that is maintained by any LEVCO Entity at the date hereof with respect to their respective businesses or Assets or upon the life of any person employed by any of them is set forth on Schedule
6.13 of the LEVCO Disclosure Schedule showing the amount of coverage under each such policy, the deductibles therefor and copayments required to be made in connection therewith, and claims made to date under each such policy. Except as set forth on Schedule 6.13 of the LEVCO Disclosure Schedule, no LEVCO Entity is in default with respect to any insurance policy and no LEVCO Entity has received any notice of cancellation or termination of, or of any material premium increase with respect to, any insurance policy. All such policies will not be subject to cancellation or termination as a result of the transactions contemplated hereby, except as set forth on Schedule 6.13 of the LEVCO Disclosure Schedule.

     6.14  Other Material Contracts.

           (a) All Contracts (other than the Investment Contracts) to which any LEVCO Entity is a party or by which any LEVCO Entity or any Investment Partnership is bound on the date hereof and that involve future payment obligations by the Company of in excess of $10,000 or which are not terminable by such LEVCO Entity that is a party thereto on 30 or fewer days' notice, or that otherwise are material to the business of such LEVCO Entity, are listed on
Schedule 6.14(a) of the LEVCO Disclosure Schedule, and all of such Contracts are valid and effective in accordance with their respective terms.

           (b) Except as set forth in Schedule 6.14(b) of the LEVCO Disclosure Schedule, no LEVCO Entity is a party to any loan agreement, bank credit agreement or other agreement relating to the borrowing of money.

           (c) No LEVCO Entity or, to the knowledge of LEVCO or the Stockholders, any other party thereto is in default under (nor is any LEVCO Entity or the Stockholders aware of any fact or event which with the lapse of time or the giving of notice or both would constitute a default under) any Contracts made or obligation owed by it except as set forth on Schedule 6.14(c) of the LEVCO Disclosure Schedule. Except for the Terminable Contracts listed on
Schedule 4.30 of the LEVCO Disclosure Schedule, the Investment Contracts, the LEVCO Benefit Plans and any insurance contracts listed on Schedule 6.13 of the LEVCO Disclosure Schedule, all Contracts listed on Schedule 6.14(a) of the LEVCO Disclosure Schedule will continue to be valid, binding and enforceable and in full force and effect upon the consummation of the transactions contemplated hereby.

          (d) Except as listed on Schedule 6.14(d) of the LEVCO Disclosure Schedule, no LEVCO Entity has given a power of attorney to any person which is presently outstanding or in force for any purpose whatsoever.

     6.15 Bank Accounts and Money Market Funds. Set forth on Schedule 6.15 of the LEVCO Disclosure Schedule is the name and location of each bank and money market fund in which any LEVCO Entity has an account or accounts or safe deposit boxes, the name and number of each account or box, the names of persons authorized to draw thereon or having access thereto, and the balance of each account and the contents of each box as of the date hereof (or such earlier date as is indicated on Schedule 6.15 of the LEVCO Disclosure Schedule).

     6.16  Litigation.

           (a) Except as set forth on Schedule 6.16 of the LEVCO Disclosure Schedule, there are no legal, administrative or arbitration actions, suits, proceedings or investigations of any kind pending, or, to the best of LEVCO's and each Stockholder's knowledge, threatened before any Governmental Entity by or against any LEVCO Entity's respective business or Assets or which affect any LEVCO Entity's business or Assets and which (if determined adversely to LEVCO) would be reasonably likely to interfere materially with the marketing of services or products of any LEVCO Entity or otherwise have a Material Adverse Effect on any LEVCO Entity, and no LEVCO Entity is the subject of any injunction, order or decree.

           (b) There are no actions, suits or proceedings pending and, to the knowledge of LEVCO or any of the Stockholders, no investigations are pending and no actions, suits or proceedings are threatened, before any court, commission, agency or other administrative authority or Governmental Entity by or against any LEVCO Entity or any Stockholder which, if adversely determined, would be reasonably likely to restrain or enjoin or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or the Related Agreements or declare unlawful the transactions or events contemplated by this Agreement or cause such transactions to be rescinded. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any LEVCO Entity or any of the Stockholders which would be reasonably likely to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

     6.17 Brokers and Finders. Except for Goldman, Sachs & Co., no LEVCO Entity has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for any LEVCO Entity in connection with this Agreement or the transactions contemplated hereby. Such fees as any LEVCO Entity or any of the Stockholders may owe to Goldman, Sachs & Co. shall be the sole obligation of the Stockholders.

     6.18  Employee Benefit Plans and Employees.

           (a) LEVCO has delivered or made available to BKF, prior to the execution of this Agreement, true and complete copies (or, with respect to unwritten plans, written descriptions) of (i) each of each LEVCO Entity's pension, profit sharing, retirement (including supplemental or excess retirement), deferred compensation, savings, or other similar plans or arrangements, as in effect on the date of this Agreement, including, without limitation, any "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, which benefits or is intended to benefit any of the present or former employees, officers, directors, stockholders or partners of any LEVCO Entity or the dependents, spouses, or other beneficiaries of any of such persons (the "LEVCO Pension Plans"), (ii) each of each LEVCO Entity's employment or consulting agreements, severance agreements (including, without limitation, change of control or golden parachute agreements or arrangements), bonus, profit-sharing, incentive, deferred compensation, supplemental or excess retirement, life insurance, health, or other plans, policies, contracts, or arrangements as in effect on the date of this Agreement, other than a LEVCO Pension Plan or LEVCO Welfare Plan (as hereinafter defined) that provides benefits or perquisites to or in respect of any of the present or former employees, officers, directors, stockholders or partners of any LEVCO Entity or the dependents, spouses, or other beneficiaries of any of such persons and (iii) each of each LEVCO Entity's severance, bonus, incentive, life insurance, health, vacation, tuition assistance or reimbursement, legal services, salary continuation, travel or accident insurance or benefits, disability insurance or benefits, or unemployment benefits plans, policies, contracts or arrangements, including, without limitation, each "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA as in effect on the date of this Agreement that provides benefits or perquisites to or in respect of present or former employees, officers, directors, stockholders or partners of any LEVCO Entity or the dependents, spouses, or other beneficiaries of, any of such persons (the "LEVCO Welfare Plans") (all the foregoing being collectively the "LEVCO Benefit Plans"). All LEVCO Benefit Plans are listed on Schedule 6.18(a) of the LEVCO Disclosure Schedule. Except as set forth in Schedule 6.18(a) of the LEVCO Disclosure Schedule, none of the Investment Partnerships maintains or has ever maintained any plans of the type included in the definition of LEVCO Benefit Plans. No LEVCO Entity has participated in or been a member of, or been required to contribute to, and no LEVCO Benefit Plan is or has been, a "multiemployer plan" within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA.

          (b) The LEVCO Entities have made or caused to be made all contributions to and all premiums or payments under the LEVCO Benefit Plans required to be made through the date hereof under the terms of such LEVCO Benefit Plans or applicable law, and has properly accrued or otherwise reflected in its financial statements in accordance with GAAP all other liabilities or charges with respect to such LEVCO Benefit Plans required so to have been accrued or reflected. There are no claims or proceedings pending or, to the best knowledge of LEVCO and the Stockholders, threatened, nor is there any reasonable basis known to any LEVCO Entity or the Stockholders for any such claim or proceeding, by or involving the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, or any participant or beneficiary, with respect to any LEVCO Benefit Plan or any employee benefit plan formerly maintained by any LEVCO Entity or to which it has contributed, other than claims for benefits in the normal course including claims pursuant to domestic relations orders. Except as set forth in Schedule 6.18(b) of the LEVCO Disclosure Schedule, neither the projected benefit obligations under any LEVCO Pension Plan, determined in accordance with FASB Statement No. 87, nor the benefit liabilities of any LEVCO Pension Plan on a termination basis, exceeds the fair market value of the assets of such LEVCO Pension Plan.

          (c) Each of the LEVCO Benefit Plans in all material respects conforms to and has been administered in accordance with the applicable provisions of ERISA and the Code and all other applicable laws, rules, and regulations. To the best of the Stockholders' and LEVCO's knowledge, no non-exempt prohibited transaction has occurred with respect to any LEVCO Benefit Plan which is subject to ERISA. With respect to the LEVCO Benefit Plans, no event has occurred and, to the best knowledge of the Stockholders and LEVCO, there exists no condition or set of circumstances, in connection with which any LEVCO Entity would be subject to any liability, penalty, tax, excise, lien or encumbrance or loss of tax deduction under ERISA or the Code, including, without limitation, Sections 302(f), 409 or 502, Part 6 of Title I or Title IV of ERISA, or Sections 162(n), 404 or 412(n) or Chapters 43 or 99 of the Code (except liability for benefit claims and funding obligations payable in the ordinary course). No LEVCO Entity is, or has been at any time during the five years preceding the date of this Agreement, a member of a "controlled group" as defined in Section 412 of the Code, Part B of Title 1 of ERISA, or a group of trades or businesses under common control as defined in Section 4001(b) of ERISA, that included a Person that either (i) failed to make any required annual or quarterly contribution to a plan subject to the minimum funding standards of either Section 412 of the Code or Part 3 of Title 1 of ERISA, (ii) obtained a waiver of such minimum funding standards, (iii) terminated a single-employer plan subject to Title IV of ERISA without fully funding all benefit commitments thereunder, (iv) withdrew or partially withdrew from a multiemployer pension plan subject to Title IV of ERISA unless the full amount of any withdrawal liability (whether or not being contested) has been paid. None of the LEVCO Pension Plans has incurred a reportable event as defined in Section 4043 of ERISA that has not been properly reported.

          (d) Each LEVCO Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter taking into account the Tax Reform Act of 1986 and nothing has occurred since the date of such letter that could reasonably be expected to affect adversely the qualified status of any such LEVCO Pension Plan. Each trust created under any LEVCO Pension Plan has been at all times exempt from federal income tax under Section 501(a) of the Code, and each trust created under any LEVCO Welfare Plan intended to qualify as a voluntary employee benefit association has been at all times exempt from federal income tax under Section 501(c)(9) of the Code.

          (e) Except as disclosed on Schedule 6.18(e) of the LEVCO Disclosure Schedule, no LEVCO Welfare Plan provides medical or death benefits (whether or not insured) with respect to current or former employees, officers, directors, stockholders or partners beyond their date of retirement or other termination of service (other than continuation of health coverage to the extent required under Part 6 of Title I of ERISA).

          (f) Except as disclosed on Schedule 6.18(f) of the LEVCO Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not obligate LEVCO to provide any current or former officer, director, stockholder, partner or employee of any LEVCO Entity, including, but not limited to, Continued Employees (as defined in Section 13.1), with severance pay, unemployment compensation or any similar payment.

          (g) No LEVCO Entity is bound by any collective bargaining unit agreement or any other legally binding Contract, whether or not in writing, to maintain an employee pension plan or employee welfare plan now in force with respect to any of the employees of LEVCO or any Investment Partnership.

          (h) With respect to LEVCO Benefit Plans, the transactions contemplated by this Agreement shall not result in any action or the establishment of any relationship prohibited by Section 406 or 407 of ERISA (determined after taking into account any applicable exemptions).

          (i) Schedule 6.18(i) of the LEVCO Disclosure Schedule sets forth a list of all employees of LEVCO and each Investment Partnership. Except for the LEVCO Benefit Plans listed on Schedule 6.18(a) no LEVCO Entity has any employee contract or non-terminable (whether with or without penalty) employment arrangements with any person. To the knowledge of LEVCO and the Stockholders, none of the persons listed on Schedule 6.18(i) is subject to a confidentiality, non-disclosure, non-solicitation or non-competition agreement with any person or entity other than a LEVCO Entity. To the knowledge of LEVCO and the Stockholders, none of the Persons listed on Schedule 6.18(i) is in breach of any such employment arrangement, or any fiduciary duty of such Person to any LEVCO Entity and no such Person has given notice to LEVCO or a Stockholder of any intention to terminate such Person's employment with LEVCO, either before or after the Effective Date. No LEVCO Entity has committed any unfair labor practices or received notice of a claim of unfair labor practices against it or any of its directors, officers, employees, agents or partners.

     6.19 Filings, Etc.

          (a) Except as set forth in Schedule 6.20(c)(i)(a) and Schedule 6.22(a) of the LEVCO Disclosure Schedule, since December 31, 1990 and except for the matters contemplated by Section 9.3, each LEVCO Entity has had and now has all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities (including by the rules of any self-regulatory body) that are required in order to permit each of them to carry on its respective business as presently conducted, and such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect, except where such failures to have or make or keep in full force and effect any permit, license, certificate of authority, registration, order, approval, filing, application or registration referred to above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any LEVCO Entity. Except as set forth in Schedule 6.20(c)(i)(a) and Schedule 6.22(a) of the LEVCO Disclosure Schedule, the conduct of each LEVCO Entity's business has never, and currently does not, violate or infringe any applicable federal, state or local law, statute, ordinance, license, rule or regulation including those of the self-regulatory bodies which violations or infringements would reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect on any LEVCO Entity.

          (b) Without limiting the foregoing, except as set forth in Schedule 6.20(c)(i)(a) and Schedule 6.22(a) of the LEVCO Disclosure Schedule, each LEVCO Entity and each of their officers, partners and employees that or who is required to be registered as an investment adviser, broker-dealer, commodity trading adviser, commodity pool operator, registered representative or sales person with the SEC, CFTC, the securities commission or any other commission of any state or any state or federal securities or futures self-regulatory body is duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on such LEVCO Entity.

          (c) There are no proceedings pending or, to the knowledge of LEVCO or any Stockholder, threatened, that are reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in
Section 6.19(a) and the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not, except as set forth in Schedule 6.1 9(C) of the LEVCO Disclosure Schedule, result in any such revocation, cancellation, suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in
Section 6.19(a).

          (d) Except as listed in LEVCO's Form ADV, no LEVCO Entity nor, to the knowledge of LEVCO or any Stockholder, any officer, director, partner or employee thereof, is a party or subject to any order, judgment or decree (other than exemptive orders) relating to its business with or by any federal, state, local or foreign regulatory authority.

     6.20 Representations and Warranties Regarding the Investment Advisory Business.

          (a)  Investment Contracts and Clients.

               (i) Each written Investment Contract and any subsequent renewal thereof (A) has been duly authorized, executed and delivered by LEVCO; (B) to the knowledge of LEVCO and the Stockholders and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LEVCO or the Surviving Corporation, (x) has been duly authorized, executed and delivered by each party thereto other than LEVCO and, (y) in the case of an Investment Company, has been adopted and continued in compliance with Section 15(a) of the Investment Company Act (or appropriate exemptive relief therefrom); (C) assuming such Investment Contracts (and any subsequent renewals thereof) constitute valid and binding obligations of the other party thereto, is a valid and binding agreement of LEVCO, enforceable in accordance with its terms (subject to ERISA or to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles); (D) each of LEVCO and, to the knowledge of LEVCO and the Stockholders, the Client is in compliance in all material respects with the terms of each Investment Contract to which it is a party, and no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default thereunder. Except as set forth on Schedule 6.20(a) of the LEVCO Disclosure Schedule, none of the Investment Contracts, or any other arrangements or understandings relating to rendering of investment advisory or management services, including without limitation all subadvisory services or administration services to any Client or other person, contains any undertaking by LEVCO to collect flat fees or to waive or reimburse any or all fees thereunder. As of the date hereof, no Client accounting for more than 1% of the Assets Under Management as of the Base Date of LEVCO has notified LEVCO or any of the Stockholders that it intends to discontinue its relationship with LEVCO. As used in this Agreement, the term "Client" means any client to which LEVCO provides investment management, investment advisory, administration or consulting services on the date hereof, and includes each Investment Company and the Investment Partnerships. Schedule 2.1(A) is a true and correct list of the Investment Contracts covering Assets Under Management of LEVCO as of the Base Date and a true and correct determination of the dollar amount of the Base Assets Under Management valued in accordance with
     Section 2.1(b)(i)(B).

               (ii) The accounts of each Client that is subject to ERISA have been managed by LEVCO such that LEVCO, in the exercise of such management, is in compliance in all material respects with the applicable requirements of ERISA and all prohibited transaction class exemptions issued pursuant thereto, including without exemption Prohibited Transaction Class Exemptions 77-9, 81-6, and 86-128), and consummation of the transactions contemplated hereby will not result in a violation of such ERISA requirements.

               (iii) The account of each Investment Company that has been managed by LEVCO has been managed by LEVCO in compliance in all material respects with the Investment Company's investment objectives, policies and restrictions as contained from time to time in its registration statement filed with the SEC and the requirements of the Investment Company Act.

          (b) Investment Partnership Financial Statements. LEVCO has delivered to BKF: (i) audited balance sheets of each Investment Partnership (except Island Drive Partners, L.P.) as of December 31, 1994 and December 31, 1993, and the related financial statements for the years ended December 31, 1994 and December 31, 1993, accompanied by reports of Eisner thereon; (ii) an audited balance sheet of Island Drive Partners, L.P. as of December 31, 1994 and the related financial statements for the year ended December 31, 1994, accompanied by a report of Eisner thereon; and (iii) an unaudited balance sheet of each Investment Partnership as of September 30, 1995 and the related financial statements for the nine months then ended, accompanied by a report of Eisner thereon. LEVCO will deliver to BKF LEVCO Subsequent Financials for the Investment Partnerships as required by Section 9.10. All such financial statements (the "Investment Partnership Financial Statements") have been or will be prepared in accordance with GAAP, which has been and will be applied on a basis consistent with prior periods, except as otherwise disclosed therein, and present or will present fairly the financial position and results of operations of each Investment Partnership at the dates, and for the periods, stated therein except, in the case of any unaudited Investment Partnership Financial Statements, for normal recurring year-end accruals reflected thereon or omitted therefrom which are not individually or in the aggregate material and for the absence of complete footnotes. The Investment Partnership Financial Statements reflect or provide for all liabilities, whether absolute, accrued, contingent or otherwise, of the Investment Partnerships that are required to be reflected in such financial statements (including the notes thereto) as at the dates hereof pursuant to the requirements of GAAP, except for normal recurring year-end accruals reflected on or omitted from unaudited interim Investment Partnership Financial Statements, which are not individually or in the aggregate material and the year-end adjustments described on Schedule 6.20(b).

          (c) Regulatory Compliance of LEVCO and the Investment Partnerships. Except as set forth in the following Schedules of the LEVCO Disclosure Schedule:

               (i) LEVCO is and has been since 1982 duly registered as an investment adviser under the Investment Advisers Act. LEVCO is registered as an investment adviser in the states referenced in item 7, Part I of its current Form ADV (such states, except as set forth on Schedule 6.20(c)(i)(a) of the LEVCO Disclosure Schedule, constituting all jurisdictions where such registration is required in order to conduct its business), and, except as set forth on Schedule 6.20(c)(i)(a) of the LEVCO Disclosure Schedule, is in compliance in all material respects with all federal and state laws requiring registration, licensing or qualification as an investment adviser. Each such federal and state registration is in full force and effect. LEVCO has made available to BKF a true and complete copy of its Form ADV, as amended to date, filed with the SEC; copies of all state registration forms, likewise as amended to date; and copies of all current reports required to be kept by LEVCO pursuant to the Investment Advisers Act and rules promulgated thereunder, and required pursuant to applicable state statutes. The information contained in such forms and reports was true and complete at the time of filing in all material respects. LEVCO has filed all amendments required to be filed to its Form ADV and state registration forms under federal and state law. Schedule 6.20(c)(i)(b) of the LEVCO Disclosure Schedule identifies the examination and/or certification qualifications of each of LEVCO's adviser representatives.

               (ii) Neither LEVCO nor any of the Investment Partnerships (considering Meadow Lane Associates, L.P. and Island Drive Partners, L.P. as a single entity for this purpose) is, nor on the Closing Date will any of them be, an Investment Company which is required to be registered under that Act in order to engage in the transactions described in Section 7 of that Act. None of the Investment Partnerships is a "broker" or "dealer" within the meaning of the Exchange Act. Copies of all inspection reports or similar documents furnished to LEVCO by the SEC or any state regulatory authority or any self-regulatory organization since January 1, 1990 are listed on Schedule 6.20(c)(ii) of the

     LEVCO Disclosure Schedule and have been provided to BKF. Except as set forth in Schedule 6.16 of the LEVCO Disclosure Schedule, there is not pending, or to the knowledge of the Stockholders and LEVCO, threatened any investigation of LEVCO or any of the Investment Partnerships or any of their records by the SEC or any state regulatory authority or any self-regulatory organization, and since December 31, 1990 and except as listed on Schedule 6.20(c)(ii) of the LEVCO Disclosure Schedule, neither LEVCO nor any of the Investment Partnerships has been notified by the SEC or any state regulatory authority or any self-regulatory organization that any past inspection has revealed any deficiency in any such entity's recordkeeping or compliance with the Investment Advisers Act, the Exchange Act, the Securities Act, the Investment Company Act or applicable state statutes. No such deficiency would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any LEVCO Entity.

               (iii) To the knowledge of LEVCO and the Stockholders, no assets of any Investment Partnership constitute "plan assets" within the meaning of Department of Labor Regulation (S) 2510.3-101.

               (iv) Except as listed on Schedule 6.20(c)(iv) of the LEVCO Disclosure Schedule, LEVCO does not act as investment adviser or sub-adviser to any Investment Company.

               (v) Except for brokerage commissions on portfolio securities transactions for an Investment Company in compliance with procedures adopted under Rule 17e-1 under the Investment Company Act, neither LEVCO nor any Stockholder nor any other "affiliated person" of LEVCO, as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation, directly or indirectly, (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any such Investment Company, or (ii) from any such Investment Company or its security holders for other than bona fide investment advisory or other services.

               (vi) Except as listed on Schedule 6.20(c)(vi) of the LEVCO Disclosure Schedule, there are no sub-advisers for any Investment Partnership.

               (vii) Except as set forth on Schedule 6.20(c)(vii) of the LEVCO Disclosure Schedule, during the preceding 12 months neither LEVCO nor any of the Investment Partnerships has received any material written investor complaints that have not been resolved, nor has any Investment Partnership received redemption requests which are outstanding as of the date hereof, except those that will be satisfied in the ordinary course of business or pursuant to the terms of such Investment Partnership's partnership agreement.

               (viii) LEVCO has adopted a formal code of ethics that complies with Section 17(j) of the Investment Company Act and Rule 17(j)-1 thereunder, and a written policy regarding insider trading which complies with Section 204A of the Investment Advisers Act. The policies of LEVCO with respect to avoiding conflicts of interest have been made available to BKF. To the knowledge of LEVCO and the Stockholders, except as set forth in Schedule 6.20(c)(viii) of the LEVCO Disclosure Schedule, there have been no material violations or allegations of material violations as of the date hereof of such policies that have occurred or been made.

               (ix) Neither LEVCO nor, to the knowledge of LEVCO or any Stockholder, any person "associated" (as defined under the Investment Advisers Act) with LEVCO, has for the period beginning not less than five years prior to the date hereof and ending on the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or disclosure under Rule 206(4)-4 thereunder or denial, suspension or revocation of registration of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Investment Company pursuant to Section 9(a) of the Investment Company Act, or for suspension or revocation of registration as a commodity pool operator or commodity trading adviser pursuant to Section 8a of the Commodity Exchange Act, and to LEVCO's or any Stockholder's knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

               (x) The offering of the limited partnership interests in each Investment Partnership and Bridge Partners and the participation by any LEVCO Entity in the offering of securities of Purchase Offshore and any other Person was conducted in compliance in all material respects with the Securities Act, the Commodities Exchange Act and other federal, state or foreign securities laws, in each case to the extent applicable to such offering. The offering memorandum used in connection with each such offering and all supplemental advertising and marketing material relating thereto complied in all material respects at the time of the use of such offering memoranda or material with the Securities Act, state and foreign securities laws and the rules of the National Association of Securities Dealers ("NASD"), in each case to the extent applicable to such offering. None of such offering memoranda or supplemental advertising and marketing materials as of their respective dates of offering, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (xi) LEVCO is a "qualified professional asset manager" within the meaning of Prohibited Transaction Class Exemption 84-14 published by the U.S. Department of Labor.

               (xii) Except as set forth in Schedule 6.20(c)(xii) of the LEVCO Disclosure Schedule, LEVCO has no arrangements with paid solicitors.

     6.21 Disclosure. The representations and warranties made by the Stockholders in this Agreement (when read together with the LEVCO Disclosure Schedule) and the Related Agreements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation or warranty, in the light of the circumstances under which it was made, not misleading.

     6.22  Registration as a Broker-Dealer.

           (a) LEVCO is, and at the Closing Date LEVCO or LEVCO Broker Subsidiary will be, duly registered under the Exchange Act as a broker-dealer with the SEC and is, and at the Closing Date LEVCO or LEVCO Broker Subsidiary will be, in compliance in all material respects with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, including, but not limited to, the net capital requirements thereof. LEVCO is, and at the Closing Date LEVCO or LEVCO Broker Subsidiary will be, a member in good standing of the NASD and in compliance in all material respects with all applicable rules and regulations of the NASD, including without limitation the NASD's rules of fair practice (the "Rules of Fair Practice"). Except as set forth on Schedule 6.22(a) of the LEVCO Disclosure Schedule, LEVCO is, and at the Closing Date LEVCO or LEVCO Broker Subsidiary will be, duly registered as a broker-dealer under, and in compliance in all material respects with, the applicable laws of all jurisdictions in which it is required to be so registered and the rules and regulations thereunder (collectively, the "State Laws").

           (b) As of the date hereof, LEVCO has delivered to BKF a true, correct and complete copy of LEVCO's Uniform Application for Broker-Dealer Registration on Form BD (the "BD"), reflecting all amendments thereto filed with the SEC to the date hereof, true, correct and complete copies of the Uniform Application for Securities Industry Registration or Transfer on Form U-4, as filed by each current principal and registered representative of LEVCO (each, a "U-4"), and true, correct and complete copies of each report filed since January 1, 1992 with the SEC, the NASD or any state securities agency, including without limitation quarterly focus reports and annual statements of financial condition (each, a "Report"). Schedule 6.22 of the LEVCO Disclosure Schedule sets forth a complete list of the identities of each principal and registered representative of LEVCO, their series licenses and each Report. The BD and each U-4 and other Report of LEVCO are in compliance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, the applicable requirements of the By-Laws of the NASD and any schedule thereto and rules thereunder and the State Laws and the rules and regulations thereunder. The BD and each U-4 and other Report of LEVCO do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each registered representative and principal of LEVCO has, at least the minimum series license for the activities which such registered representative or principal performs for LEVCO.

          (c) Except as set forth in Schedule 6.22(c) of the LEVCO Disclosure Schedule the net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, of LEVCO satisfies, and since LEVCO's inception has satisfied, the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which LEVCO conducts business, and has been sufficient to permit LEVCO to operate without restriction on its ability to expand its business under
Article III, Section 38 of the NASD Rules of Fair Practice. Except as set forth in Schedule 6.22(c) of the LEVCO Disclosure Schedule, LEVCO is not, and at the Closing Date neither LEVCO nor LEVCO Broker Subsidiary will be, party to, or bound by, the terms of any restriction agreement with the NASD other than a restriction agreement entered into in the ordinary course of business (and not as a result of any disciplinary or enforcement action) the terms of which are not materially more restrictive to LEVCO or LEVCO Broker Subsidiary than the terms of the restriction agreement set forth in Schedule 6.22(c).

     6.23 Registration under the Commodity Exchange Act.

          (a) LEVCO and Melody L. Prenner Sarnell are each duly registered under the Commodity Exchange Act as a commodity pool operator ("CPO") and LEVCO is duly registered under the Commodity Exchange Act as a commodity trading adviser ("CTA"), and each of them is in compliance in all material respects with the Commodity Exchange Act and the rules and regulations thereunder. To the extent and if required by Part 4 of the regulations under the Commodity Exchange Act, LEVCO and Melody L. Prenner Sarnell have each delivered all relevant disclosure documents to their commodity trading advisory clients and to all pools in respect of which they act as a CPO.

          (b) LEVCO and Melody L. Prenner Sarnell are each members in good standing of the National Futures Association both in their respective capacities as a CTA and as a CPO.

     6.24 Registration as an Insurance Agent. LEVCO is not required to be registered as an insurance agent, broker, consultant or adviser under the laws of any state.

     6.25 Registration as a Transfer Agent. LEVCO (i) is not registered as a transfer agent under the Exchange Act and (ii) is not engaged in any conduct or activity that would require it to be so registered.

                                  ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BKF

          BKF represents and warrants to LEVCO that the statements contained in this Article VII are correct as of the Signing Date and will be correct as of the Closing Date as though made at the Closing Date (except for statements made as of a specific date, which are correct as of such date):

     7.1 Organization and Authority. Each of BKF and Merger Subsidiary is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of BKF and Merger Subsidiary has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by BKF and Merger Subsidiary and the consummation by BKF and Merger Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BKF and Merger Subsidiary (including the unanimous approval of BKF's Board of Directors) and no other corporate proceedings on the part of BKF are necessary to authorize (i) this Agreement, (ii) the Merger, (iii) the issuance of BKF Common Stock pursuant to the Merger and (iv) the election of Levin, Melody L. Prenner Sarnell and Jeffrey A. Kigner to the Board of Directors of BKF (collectively, the "Stockholder Approval Matters"), other than the approval and adoption of the Stockholder Approval Matters by the affirmative vote of a majority of the outstanding shares of BKF Common Stock and the filing and recordation of the Certificate of Merger as required by the Corporation Law. The Board of Directors of BKF has received from Lazard Freres & Co. LLC ("Lazard") its opinion that the consideration to be paid by BKF in the Merger is fair to BKF from a financial point of view.

     7.2 Binding Obligation. This Agreement has been duly executed and delivered by BKF and Merger Subsidiary and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes, and the Related Agreements to which BKF and Merger Subsidiary will be a party, when executed and delivered, will be duly executed and delivered and will constitute, the legal, valid and binding obligation of BKF and Merger Subsidiary enforceable against them in accordance with the respective terms of the Merger Agreement and each such Related Agreement, except as the enforceability thereof may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     7.3 No Violations. Assuming the approval and adoption of the Stockholder Approval Matters by the holders of the BKF Common Stock as set forth herein, neither the execution and delivery by each of BKF and Merger Subsidiary of this Agreement or of any Related Agreement to which BKF and Merger Subsidiary is or at Closing will be a party, nor consummation of the transactions herein or therein contemplated, nor compliance by each of BKF and Merger Subsidiary with the terms, conditions, and provisions hereof or thereof will (i) conflict with or violate any provision of applicable law or of the certificates of incorporation or bylaws of each of BKF and Merger Subsidiary, or (ii) result in a violation of or default under any provision of any regulation, order, writ, injunction or decree of any Governmental Entity applicable to BKF or Merger Subsidiary, or (iii) result in a violation of or default under any Contract to which BKF or Merger Subsidiary is a party or by which BKF or Merger Subsidiary is bound or to which BKF or Merger Subsidiary is subject or constitute a default thereunder or give rise to a right of termination, cancellation or acceleration of any obligation thereunder, or give rise to the loss of a material benefit under or result in the creation or imposition of any Lien upon any Assets of BKF or Merger Subsidiary pursuant to such Contract, except in the case of clauses
(i) through (iv), such conflicts, breaches, defaults, losses or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or prevent the consummation of the transactions contemplated hereby and assuming in the case of clauses (i) through (iv) that all of the consents, approvals and notices contemplated by Sections 9.2, 10.1,
10.2 and 10.3 are obtained and the provisions of the HSR Act have been complied with and the waiting period thereunder shall have expired or terminated.

     7.4 No Authorization or Consents Required. No approval, authorization, order, license or consent of or registration, qualification or filing with any Governmental Entity or the Exchange and no approval or consent by any other Person is required to be obtained or made by BKF or Merger Subsidiary in connection with the execution, delivery or performance of this Agreement and the Related Agreements by the parties thereto (other than LEVCO and the Stockholders), other than in each such case as contemplated by Sections 9.2 and
9.3 and Article X hereof and other than such authorizations, approvals, orders, licenses, regulations, filings, and consents the failure of which to obtain, and such notices or filings the failure of which to make, would not reasonably be expected to have a Material Adverse Effect on BKF, would not materially impair the ability of BKF and Merger Subsidiary to perform their obligations hereunder or prevent the consummation of the transactions contemplated hereby.

     7.5 No Actions, Suits or Proceedings. There are no actions, suits, proceedings or investigations pending and, to the knowledge of BKF, no investigations are pending and no actions, suits or proceedings are threatened, before any court, commission, agency or other administrative authority or Governmental Entity by or against BKF or Merger Subsidiary which, if adversely determined, would be reasonably likely to restrain or enjoin or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or the Related Agreements or declare unlawful the transactions or events contemplated by this Agreement or cause such transactions to be rescinded. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting BKF or Merger Subsidiary which would be reasonably likely to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

     7.6 Ineligible Persons. Neither BKF nor any "affiliated person" thereof, as defined in the Investment Company Act: (i) is ineligible pursuant to Section 9(a) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company; or (ii) to the knowledge of BKF, as of the date hereof, has engaged since January 1, 1991 or is currently engaging in any of the conduct specified in Section 9(b) of the Investment Company Act or Section 203(e) of the Investment Advisers Act, that would reasonably be expected to result in SEC action to disqualify BKF or any of its affiliates as an investment adviser.

     7.7 Brokers and Finders. Except for Lazard, BKF has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for BKF in connection with this Agreement or the transactions contemplated hereof. Such fees as BKF may owe to Lazard shall be the sole obligation of BKF.

     7.8  BKF Financial Statements.

          (a) BKF has delivered to LEVCO audited statements of assets and liabilities of BKF as of the close of its fiscal years ended December 31, 1994 and December 31, 1993 and statements of operations, changes in net assets and cash flows for each of the years in the period ended December 31, 1994, accompanied by a report of Ernst & Young thereon. BKF will deliver to LEVCO, BKF Subsequent Financials (as defined in Section 9.10) with respect to the fiscal year ending December 31, 1995 as required by Section 9.10. Such statements of assets and liabilities and statements of operations, changes in net assets and cash flows (including the notes thereto) for such periods are collectively called the "BKF Audited Financials" and are, or to the extent delivered as contemplated by Section 9.10 will be, attached hereto as Schedule 7.8(a) of the disclosure schedule delivered to LEVCO by BKF concurrently with the execution of this Agreement (the "BKF Disclosure Schedule").

          (b) BKF has also delivered to LEVCO copies of its Form N-SAR for the six month period ending June 30, 1995. BKF will deliver to LEVCO, BKF Subsequent Financials with respect to the interim fiscal periods ending after the date hereof and prior to the Closing as required by Section 9.10. All such BKF Subsequent Financials are referred to collectively as the "BKF Unaudited Financials" and will be attached to Schedule 7.8(b) of the BKF Disclosure Schedule. The BKF Audited Financials and the BKF Unaudited Financials are hereinafter sometimes collectively referred to as the "BKF Financial Statements."

          (c) The BKF Financial Statements fairly present (or will, when delivered, fairly present) the financial position and results of operations of BKF on the dates thereof and for the fiscal periods then ended, in accordance with GAAP which, except as may otherwise be noted in the footnotes thereto, has been applied on a basis consistent with prior periods. The BKF Financial Statements reflect or provide for claims against and debts and liabilities of BKF, absolute, accrued, contingent or otherwise, as at the dates thereof in accordance with GAAP, except for normal year-end accruals reflected on or omitted from the BKF Unaudited Financial Statements which are not individually or in the aggregate material.

     7.9  No Adverse Change. As of the date hereof, since December 31, 1994,
(a) there has been no Material Adverse Effect with respect to BKF; (b) there have been no dividends or other distributions declared or paid with respect to BKF's Common Stock other than a $.20 per share dividend paid on June 7, 1995, a $.15 per share dividend declared on November 3, 1995 and the $1.20 per share capital gain distribution declared in part on September 7, 1995 and in part on November 3, 1995; and (c) the physical properties owned or leased by BKF have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on BKF.

     7.10 BKF Capital Stock. At the Signing Date, the authorized capital stock of BKF consisted of 40,000,000 shares of Common Stock, par value $1.00 per share. At the close of business on November 16, 1995, (i) 26,441,682 shares of BKF Common Stock were issued and outstanding, (ii) no shares of BKF Common Stock were reserved for issuance under employee benefit plans, (iii) 3,591,292 shares of BKF Common Stock were reserved for issuance under BKF's dividend reinvestment plan, and (iv) no shares of BKF Common Stock were held by BKF in BKF's treasury. All outstanding shares of BKF Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, at the Signing Date, there were no options, warrants, scrips, rights, call, commitments, agreements, arrangements, arrangements or undertakings of any kind whatsoever issued by or on behalf of BKF relating to, or securities or rights convertible into or exchangeable for, shares of capital stock or other voting securities of BKF. All BKF Common Stock issued by BKF to the Stockholders hereunder, when issued by BKF in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens.

     7.11 BKF Charter Documents. The copies of the respective certificates of incorporation and bylaws of BKF and the Merger Subsidiary (collectively, the "BKF Charter Documents"), the respective minutes of all meetings of the board of directors of BKF and Merger Subsidiary (or consents in lieu thereof), and the BKF Code of Ethics adopted pursuant to Section 17(j) of the Investment Company Act and Rule 17j-1 thereunder that in each case have been furnished or made available to LEVCO and the Stockholders by BKF are true, correct and complete copies thereof.

     7.12 Disclosure. The representations and warranties made by BKF in this Agreement (when read together with the BKF Disclosure Schedule) and the Related Agreements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation or warranty, in light of the circumstances under which it was made, not misleading.

     7.13 SEC Reports. Except as set forth in Schedule 7.13 of the BKF Disclosure Schedule, BKF has timely filed all reports required to be filed by it pursuant to the federal securities laws and the rules and regulations of the SEC promulgated thereunder (the "BKF SEC Reports"), all of which, at the time such BKF SEC Reports were filed, complied in all material respects with the applicable requirements of the Investment Company Act, Securities Act and the Exchange Act. None of the BKF SEC Reports, at the time filed, contained any statement which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.14 Restrictive Covenants. BKF is not a party to any contract containing noncompetition provisions that would limit BKF's ability after the Closing to engage in business in any area or to compete against any Person.

     7.15 Litigation. Except as disclosed in the BKF SEC Reports, (i) there are no legal, administrative or arbitration actions, suits, proceedings or investigations of any kind pending, or, to the best of BKF's or Merger Subsidiary's knowledge, threatened before any Governmental Entity by or against BKF's or Merger Subsidiary's respective business or Assets or which affect

BKF's or Merger Subsidiary's business or Assets, and (ii) neither BKF nor Merger Subsidiary is the subject of any injunction, order or decree, except in either case (i) or (ii) any such actions, suits, proceedings, investigations, injunctions, orders or decrees that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKF.

     7.16 Filings, Etc.

          (a) Other than the SEC Order (as defined in Section 10.1(b)), BKF has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, Governmental Entities (including by the rules of any self-regulatory body) that are required in order to permit it to carry on its business as presently conducted, and such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect, except where such failures to have or make or keep in full force and effect any permit, license, certificate of authority, registration, order, approval, filing, application or registration referred to above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKF, materially impact the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby. The conduct of BKF's business has never, and currently does not, violate or infringe any applicable federal, state or local law, statute, ordinance, license, rule or regulation including those of the self-regulatory bodies except any such violations or infringements that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

          (b) Without limiting the foregoing, BKF and each of its officers and employees that or who is required to be registered as an investment adviser, or advisory representative or a sales person with the SEC, the securities commission or any other commission of any state or any self-regulatory body is duly registered as such and such registration is in full force and effect, except any such failures to be so registered or to have such registration in full force and effect as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

          (c) Except as disclosed in the BKF SEC Reports, there are no proceedings pending or, to the knowledge of BKF, threatened, that are reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in Section 7.16(a) and the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, cancellation, suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in Section 7.16(a), except in either such case, any such revocation, cancellation, suspension or adverse modification that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

          (d) To BKF's knowledge, none of its officers, directors, or employees is a party or subject to any order, judgment or decree (other than exemptive orders) relating to BKF's business with or by any federal, state, local or foreign regulatory authority, except any such order, judgment or decree which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

     7.17 Regulatory Compliance. BKF is, and at all times since November 19, 1970 has been, duly registered under the Investment Company Act as a non-diversified closed-end management investment company and is, and at all times since November 19, 1970 has been, in compliance with the Investment Company Act and the rules thereunder, except where the failure to so be in compliance would not reasonably be expected to have a Material Adverse Effect on BKF. BKF is, and at all times since August 4, 1994 has been duly registered under the Investment Advisers Act and has been in compliance with the Investment Advisers Act and the rules thereunder, except where the failure to so be in compliance would not reasonably be expected to have a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

     7.18 Employee Benefit Plans.

          (a)  BKF's liabilities under all employee benefit plans as defined in
Section 3(1) of ERISA maintained or contributed to by BKF (the "BKF Benefit Plans") are properly reflected on the BKF Financial Statements in accordance with GAAP (including without limitation SFAS 87 and 106), and BKF has not adopted any new BKF Benefit Plan, terminated any BKF Benefit Plan, or made any material amendment to any BKF Benefit Plan (other than as required to maintain the tax qualified status thereof) since December 31, 1994, which adoption, termination or amendment would reasonably be expected to have a Material Adverse Effect on BKF, materially impair the ability of BKF and Merger Subsidiary to perform their respective obligations hereunder or under the Related Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

          (b) With respect to the BKF Benefit Plans, the transactions contemplated by this Agreement shall not result in any action or the establishment of any relationship prohibited by Section 406 or 407 of ERISA (determined after taking into account any applicable exemptions).

          (c) All BKF employee benefit plans can be terminated without creating additional obligations or liabilities on BKF, not reflected on the BKF Financial Statements, which would, in the aggregate, have a Material Adverse Effect on BKF. The amount of unfunded benefit liability on a termination basis of the Baker, Fentress & Company Defined Benefit Pension Plan is not greater than $200,000.

     7.19 Merger Subsidiary. Merger Subsidiary has not, and prior to and at the Closing will not have, engaged directly or indirectly in any business or activities of any type or kind whatsoever, has not entered into any Contract with any Person, and is not, and prior to and at the Closing will not be, subject to or bound by any obligation or undertaking, except for (a) the creation of Investment Adviser Subsidiary for the purpose of effecting the Contribution as contemplated by Section 1.6 hereto, and the taking of the other actions contemplated by this Agreement to be taken with respect to Investment Adviser Subsidiary, (b) the acquisition by Merger Subsidiary from BKF of cash and shares of BKF Common Stock for the purpose of satisfying Merger Subsidiary's obligations hereunder and, subject to Section 8.2(c), the incurrence by Merger Subsidiary of indebtedness to finance such acquisition and (c) such other activities as are expressly contemplated by this Agreement. The Surviving Corporation, the Investment Adviser Subsidiary, G.P. Subsidiary and LEVCO Broker Subsidiary are hereinafter collectively referred to as the "LEVCO Companies."

     7.20 Investment Adviser Subsidiary. Other than as expressly contemplated by this Agreement, the Investment Adviser Subsidiary has not, and prior to and at the Closing will not have, (a) engaged directly or indirectly in any business or activities of any type or kind whatsoever, (b) entered into any Contract with any Person, or (c) become subject to or bound by any obligation or undertaking.

                                  ARTICLE VIII

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

     8.1 Conduct of LEVCO's Business Prior to Closing. The Stockholders and LEVCO hereby covenant and agree with BKF that from the Signing Date through the Closing, each LEVCO entity shall operate, and the Stockholders shall cause them to operate, their respective businesses only in the ordinary course, recognizing that in the case of their investment activities, general economic and securities market conditions or general industry developments may result in new investment strategies. Each LEVCO Entity shall meet all of its obligations as they become due, shall pay all valid accounts payable in due course in accordance with its practice heretofore (unless such payment is being contested in good faith by appropriate proceedings), shall incur no long-term indebtedness (it being agreed that the making of any accrual in respect of rent payable under the Lease (as defined in Section 10.2(i)) shall not be regarded as the incurrence of long-term indebtedness) and shall use its reasonable efforts to continue to solicit new clients and to offer investment advisory and related services (as applicable) in the ordinary course of business, to maintain its corporate records, to keep its accounts receivable current, to preserve its business organization and assets and maintain its rights, franchises and business and customer relations necessary to run the business as currently run in all material respects, to keep available the services of its employees, and to preserve the goodwill of its Clients, suppliers, and others with whom business relationships exist. Without in any way limiting the foregoing, and except as contemplated by this Agreement, LEVCO and the Stockholders agree that no LEVCO Entity will do any of the following prior to the Closing without the consent of BKF (given as provided in the last paragraph of this Section 8.1), which shall not be unreasonably withheld:

          (a) except as contemplated by the Interim Transactions, issue or sell any capital stock, option or other equity security of LEVCO or a LEVCO Subsidiary or any general partner interest in any of the Investment Partnerships;

          (b) other than as described on Schedule 6.14(b) of the LEVCO Disclosure Schedule, incur any indebtedness for borrowed money or issue or sell any debt securities;

          (c) other than as described on Schedule 6.14(b) of the LEVCO Disclosure Schedule or as described in clauses (i) or (ii) of Section 6.12(a), mortgage, pledge or otherwise subject to any Lien, any of its Assets, tangible or intangible;

          (d) amend any base salary of, or grant or amend any guaranteed bonus arrangement for, any director, officer, employee, sales representative, agent or consultant (other than any cost of living increase consistent with past practice) or hire any additional directors, officers, employees, agents or consultants except in the ordinary course of business;

          (e)  except as may be required by law, or as otherwise contemplated by
Section 8.4, amend in any material respect any LEVCO Benefit Plan or adopt any other employment, collective bargaining, bonus, profit-sharing, compensation, pension, health insurance, welfare, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of officers, directors, partners, stockholders, employees, sales representatives, agents or others except in the ordinary course of business;

          (f) amend its certificate of incorporation or bylaws, certificate of limited partnership, agreement of limited partnership, as the case may be, except as required by law or as contemplated by this Agreement or the Interim Transactions;

          (g) change in any material respect its accounting (including tax accounting) methods, practices or principles, except as required by law or GAAP;

          (h) enter into any type of business materially different from that conducted by LEVCO or any Investment Partnership as of the date of this Agreement (including, in the case of LEVCO and any LEVCO Subsidiary, any business that could be properly represented by a SIC Code other than 6282 or
6211);

          (i) declare or pay any dividend or distribution of its property (other than cash, cash equivalents or accounts receivable) or directly or indirectly redeem, purchase or otherwise acquire any shares of LEVCO or a LEVCO Subsidiary capital stock or any general partner interest in an Investment Partnership, except as contemplated by this Agreement;

          (j) other than as contemplated by Section 15.8 hereof and the Interim Transactions, allow any shares of LEVCO Common Stock, any shares of capital stock of a LEVCO Subsidiary or any general partner interest in any of the Investment Partnerships to be transferred or otherwise disposed of except as contemplated by this Agreement;

          (k) sell or dispose of any assets of a LEVCO Entity (other than accounts receivable), any of the proceeds of which sale are paid as a dividend or distribution to the Stockholders, or sell, lease, abandon or otherwise dispose of any of its material assets or acquire by merging or consolidating with, or by purchasing substantial portion of the assets of or equity in, or by any other means, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or otherwise acquire any material assets, except for purchases and sales of portfolio holdings and other assets in the ordinary course of business consistent with past practice and except as contemplated by the Interim Transactions and the disposition of the shares held by LEVCO on the date hereof in Cortech Inc. and Sugen, Inc.;

          (l) other than with respect to the purchase and sale of portfolio holdings and the entering into Investment Contracts in the ordinary course of business, make any commitment or enter into any Contract, except for (i) any commitment or Contract to be fully performed and discharged prior to Closing and
(ii) any commitment or Contract involving aggregate payments to or by a LEVCO Entity not in excess of $60,000, providing for termination without notice by LEVCO or the Investment Partnership on 90 days or fewer notice, and made by such LEVCO Entity in the ordinary course of business consistent with past practice;

          (m) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of LEVCO or any Investment Partnership, except as contemplated in connection with the Interim Transactions;

          (n) revalue any of its assets, including, without limitation, writing off notes or accounts receivable, other than revaluations of investment securities in the ordinary course of business consistent with past practice;

          (o) make any tax election or settle or compromise any material tax liability;

          (p) settle or compromise any pending or threatened suit, action or claim by any third party relating to the transactions contemplated hereby;

          (r) take any action which would make any of the representations or warranties of the Stockholders contained in the Agreement untrue or incorrect in any material respect (or in the case of representations and warranties which are qualified by their terms by a reference to materiality, untrue or incorrect in any respect), or would make it impossible to satisfy any of the conditions contained in Article X;

          (s) change its practice with respect to billing any fees, commissions or other payments to Clients under Investment Contracts or of management, incentive or other fees payable with respect to the portfolio holdings of the Investment Partnerships so as to cause any such fees, commissions or payments to be accrued in accordance with GAAP during any period prior to Closing that would have been accrued in any period subsequent to Closing;

          (t) incur or agree to incur any expense that would be payable in whole or in part after Closing that is not reflected in the expenses of the business in the three months prior to Closing, regardless of whether such expense or the action of incurring it would be otherwise permitted under this
Section 8.1; or

          (u)  agree or commit to do any of the foregoing;

it being understood, that any and all accounts receivable of LEVCO (including those which are billed but unpaid and those which have not been billed as of the Closing) accrued in accordance with GAAP prior to or as of the Closing Date (all such accounts receivable being herein referred to as "Assigned Accounts") may be assigned to the Stockholders on or prior to the Closing. If any LEVCO Entity shall propose to take any action requiring the consent of BKF as provided in this Section 8.1, it shall notify BKF in writing, which notice shall set forth all material details of the action it proposes to take. The directors and officers of LEVCO shall also make themselves reasonably available to answer any questions of BKF and its representatives concerning the proposed action. Unless BKF shall have objected in writing within fifteen Trading Days to the taking of such action by such LEVCO Entity, BKF shall be deemed to have consented to such action.

     8.2  Conduct of BKF's Business Prior to Closing.

          (a) BKF hereby covenants and agrees with LEVCO and the Stockholders that from the Signing Date through the Closing, BKF will not, nor will it permit Merger Subsidiary to, do any of the following except as provided in Section 8.2(b):

               (i) issue any capital stock, option or other equity security (other than pursuant to its dividend and capital gain reinvestment plan);

               (ii) amend its certificate of incorporation (other than to increase the number of authorized shares of BKF Common Stock) or bylaws, or amend the BKF Code of Ethics except as required by the Investment Company Act or the rules thereunder;

               (iii) issue or sell any debt securities, other than in connection with the financing of the transactions contemplated hereby;

               (iv) merge or consolidate with any Person or sell all or substantially all of its Assets to any Person;

               (v) acquire all or substantially all of the Assets of, or a controlling equity interest in, any other Person other than by means of a private placement investment consistent with BKF's past practice and
     Section 9.11 hereof;

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

               (vi) alter through merger, liquidation, reorganization, restructuring or other similar transaction its corporate structure; or

               (vii)  agree or commit to do any of the foregoing.

          (b) If BKF intends to take any of the foregoing actions, it shall provide the Stockholder Representative with all material terms of the proposed transaction and shall reasonably consult with the Stockholder Representative for the purpose of obtaining the Stockholder Representative's consent to such action, which consent shall not be unreasonably withheld. Unless the Stockholder Representative shall have objected in writing within fifteen Trading Days to the taking of such action by BKF, the Stockholder Representative shall be deemed to have consented to such action. In the event the Stockholder Representative shall not have consented to the taking of any of the actions described in Section 8.2(a) by BKF, and BKF shall take such action, the sole remedy of the Stockholders and LEVCO shall be to terminate this Agreement as provided in
Section 11.1.

          (c) Any credit facility entered into to finance all or any portion of the Merger Consideration for which any of the LEVCO Companies will be an obligor or guarantor shall contain terms and conditions mutually satisfactory to BKF and LEVCO and, in connection therewith, BKF and LEVCO shall cooperate with the other and, together with their respective representatives, consult thereon.

     8.3  Consents and Approvals.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with the others and use all reasonable efforts (except for those actions with respect to which this Agreement requires the use of reasonable best efforts) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, under the HSR Act and all other applicable laws and regulations.

          (b) To the extent that the rights of LEVCO or any Investment Partnership under any contract, including any Investment Contract or Terminable Contract, may not be assigned without the consent or approval of another party thereto, LEVCO, as soon as practicable after the SEC shall have issued the SEC Order (as defined in Section 10.1(b)), shall use all reasonable efforts to obtain any such consent, and BKF shall cooperate with LEVCO in connection therewith. Without limiting the foregoing, LEVCO will use all reasonable efforts to obtain, or cause to be obtained, all consents necessary to be obtained in order to consummate the transactions contemplated hereby.

          (c) Each of the parties hereto agrees to cooperate with the others and use all reasonable efforts to obtain confirmation from the staff of the SEC or NASD, as appropriate, that the registration of LEVCO Broker Subsidiary as a broker-dealer will be treated as a successor registration pursuant to Rule 15b1-3 under the Exchange Act.

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

     8.4 Benefit Plans and Insurance. Prior to Closing, each of the parties hereto agrees to use its reasonable efforts and to cooperate with the others in order to develop the terms of, and to make appropriate arrangements for the implementation of, employee benefit plans covering employees of both BKF and the LEVCO Companies on a uniform basis after the Closing; provided, however, that nothing herein shall be construed as requiring BKF to extend its existing defined benefit plans to the employees of the LEVCO Companies. Each of the parties hereto also agrees to use its reasonable efforts and to cooperate with the others, prior to the Closing, in order to develop and arrange for the provision of insurance policies intended to cover both BKF and the LEVCO Companies after the Closing.

     8.5 Formation of Levco Broker Subsidiary. Prior to the Closing, LEVCO shall cause all of the Assets of LEVCO relating to its broker-dealer business to be contributed to LEVCO Broker Subsidiary. In connection therewith, LEVCO Broker Subsidiary shall comply with the covenants contained in Section 9.3. At the Closing, the net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, will be in excess of 150% of the minimum net capital requirements of the Exchange Act and the laws of any jurisdiction in which LEVCO has been conducting broker-dealer business.

     8.6 Related Agreements. On or before the Closing, each of the parties thereto shall have entered into the Related Agreements.

                                   ARTICLE IX

                             ADDITIONAL AGREEMENTS

     9.1  Advisory Contract and Other Consents.

          (a) As soon as the SEC shall have issued the SEC Order, LEVCO shall cause all of the Clients under LEVCO's Investment Contracts to be informed of the transactions contemplated by this Agreement and shall, in compliance with the Investment Advisers Act, give each such Client an opportunity to consent to the assignment of its Investment Contract. LEVCO shall use its reasonable best efforts to obtain each such Client's actual written consent to assignment of its Investment Contract to the Surviving Corporation and, upon the Contribution, to the Investment Adviser Subsidiary on terms at least as favorable to the Investment Adviser Subsidiary as the terms of such Investment Contract on the date hereof (each a "Client Consent" and collectively, the "Client Consents").

          (b) Notwithstanding Section 9.1(a), as soon as reasonably practicable after execution of this Agreement, LEVCO shall cause each Investment Company Client to be informed of the transactions contemplated by this Agreement and LEVCO and the Stockholders shall use their reasonable best efforts to cause each such Investment Company, in compliance with the Investment Company Act, to enter into a new Advisory Contract with the Surviving Corporation, having terms at least as favorable as the existing Advisory Contract and effective at the Closing, or consent in writing to assignment of the existing Advisory Contract to the Surviving Corporation. The Stockholders shall pay all expenses, if any, incurred by or on behalf of the Investment Company in connection with such new Advisory Contract or consent to assignment, including, without limitation, the costs relating to any proxy solicitation, to the extent required by the Investment Company. LEVCO agrees to use its reasonable best efforts to cause BKF to be given an opportunity to review and comment upon, prior to use, drafts of any materials to be given to security holders of an Investment Company describing the transactions contemplated by this Agreement, including proxy materials or materials prepared pursuant to any SEC exemptive orders.

          (c) It is contemplated by the parties that prior to the Closing, the ownership of the general partner interests in each of the Investment Partnerships will be restructured as set forth in Schedule 9.1(c). Promptly following the execution and delivery of this Agreement, LEVCO shall establish, subject to BKF's approval which shall not be unreasonably withheld or delayed, appropriate procedures to notify the limited partners in the Investment Partnerships of the transactions contemplated by Schedule 9.1(c) and to obtain all necessary consents thereto from such limited partners including but not limited to any consents necessary to amend, if necessary, the agreement of limited partnership of each Investment Partnership to permit consummation of the transactions contemplated by this Agreement. LEVCO shall deliver to BKF drafts of the consent solicitation materials and amendments to the agreements of limited partnership of the Investment Partnerships so as to afford BKF an opportunity to review and comment on such documents. LEVCO shall not send the consent solicitation materials to the partners in the Investment Partnerships until LEVCO has received from BKF comments thereon or written notice that it has no comments, and BKF shall supply such comments or notice reasonably promptly and in any event within ten Trading Days after receipt of such materials. All amendments to the agreements of limited partnership of the Investment Partnerships (i) shall be in form and substance reasonably satisfactory to BKF,
(ii) shall provide for all management fees and performance fees (including, subject to Section 10.2(h), the Meadow Lane Associates, L.P. Performance Fees (as defined in Schedule 9.1(c))) to be paid either to the Surviving Corporation or to G.P. Subsidiary and all incentive allocations to be allocated to G.P. Subsidiary (iii) if requested by BKF, will eliminate the ability of G.P. Subsidiary after the Closing to pay any Person, other than G.P. Subsidiary, any management fee, incentive fee or performance fee described on Schedule 9.1(c), to allocate to any Person other than G.P. Subsidiary, any incentive allocation described on such Schedule or to exclude Persons associated with LEVCO or Surviving Corporation in calculating any such fee or allocation. LEVCO shall obtain copies of all written responses to such notifications and partner consents and a written report describing all oral responses to such notifications, all of which shall be made available to BKF.

     9.2  Approval by Holders of BKF Common Stock; Related Indemnities.

          (a) The parties hereto shall cooperate with one another as provided in this Section 9.2 to obtain the approval of the Stockholder Approval Matters, in each case by the affirmative vote of a majority of the outstanding shares of BKF Common Stock (such approval being referred to hereinafter as the "BKF Stockholder Approval"). BKF shall, as soon as practicable after the Notice shall have been published in the Federal Register, take all action necessary in accordance with the Corporation Law and its certificate of incorporation and bylaws to convene a meeting of BKF's stockholders to, among other things, seek to obtain the BKF Stockholder Approval, and BKF shall consult with LEVCO in connection therewith.

          (b) In connection with obtaining the BKF Stockholder Approval, the parties shall cooperate with one another to make full and complete disclosure of all facts material to the giving of such BKF Stockholder Approval, and BKF shall use its reasonable best efforts and take prompt steps to prepare, file and clear with the SEC the Proxy Materials (as defined below) and to disseminate to its security holders the Proxy Materials, all at the expense of BKF. BKF shall bear all expenses in connection with the preparation of the Proxy Materials, except that LEVCO shall bear its expenses (including legal and accounting fees and expenses) in connection with preparing any information concerning LEVCO required to be included in the Proxy Materials and in reviewing the Proxy Materials. BKF shall use its reasonable best efforts to obtain the BKF Shareholder Approval, which may include, in BKF's sole judgment, the engagement of a proxy solicitation agent. The Proxy Statement included in the Proxy Materials shall include the recommendation of the Board of Directors of BKF in favor of the Stockholder Approval Matters (the "Recommendation") unless (i) BKF shall not have received for inclusion in the Proxy Materials an opinion from Lazard to the effect that the consideration to be paid in the Merger is fair to BKF from a financial point of view or (ii) the Board of Directors of BKF concludes in good faith upon the written advice of outside counsel that such action is necessary for the Board of Directors of BKF to comply with its fiduciary obligations to stockholders under applicable law. The term "Proxy Materials" means the proxy statement, form of proxy and any additional soliciting materials, including all amendments and supplements thereto, used or intended for use in connection with obtaining the BKF Stockholder Approval.

          (c) BKF shall deliver drafts of the Proxy Materials to LEVCO a reasonable time prior to filing such documents with the SEC and prior to mailing the Proxy Statement to BKF Stockholders so as to afford LEVCO and the Stockholders an opportunity to review and comment on such documents. BKF shall not file the Proxy Materials with the SEC until BKF has received from LEVCO comments regarding the Proxy Materials, or written notice that it has no such comments and LEVCO shall supply such comments or notice reasonably promptly and in any event within ten Trading Days after receipt of the Proxy Materials. BKF shall notify LEVCO promptly of the receipt of any comments of the SEC regarding the Proxy Materials and of any request by the SEC for amendments or supplements or for additional information with respect thereto, and will supply LEVCO with copies of all correspondence between BKF and its representatives, on the one hand, and the SEC or the members of its staff, on the other hand, with respect to the Proxy Materials. BKF, LEVCO and the Stockholders each shall use all reasonable efforts to obtain and furnish the information required to be included in the Proxy Materials, including preparation of the BKF Subsequent Financials and LEVCO Subsequent Financials.

          (d) BKF represents that the Proxy Materials, on the date such materials are filed with the SEC, on the date such materials are first mailed to BKF's stockholders and on the date of the stockholders meeting at which the BKF Stockholder Approval is sought (and on the dates of any adjourned sessions of such meeting), shall not include a misstatement of a material fact and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which made, not false or misleading; provided that such representation shall not apply to the extent that any such misstatement of a material fact or omission of a material fact was made by BKF in conformity with information concerning LEVCO or the Stockholders furnished to BKF by LEVCO or the

Stockholders in writing specifically for inclusion in the Proxy Materials. BKF agrees to notify LEVCO and the Stockholders of, and to take all reasonable actions within its power to correct, any such information provided by BKF for use in the Proxy Materials which shall have become false or misleading in any material respect prior to the Closing. The Proxy Materials, when filed by BKF with the SEC, shall comply as to form in all material respects with all requirements of applicable law.

          (e) The Stockholders represent, jointly and severally, that the information concerning LEVCO and the Stockholders furnished by them in writing specifically for inclusion in the Proxy Materials, on the date such materials are filed with the SEC, on the date such materials are first mailed to BKF's Stockholders and on the date of the stockholders meeting at which the BKF Stockholder Approval is sought (and on the dates of any adjourned sessions of such meeting), shall not include a misstatement of a material fact and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which made, not false and misleading. LEVCO and each Stockholder agrees to notify BKF of, and to take all reasonable actions within their power to correct, any such information provided by such Person for use in the Proxy Materials which shall have become false or misleading in any material respect prior to Closing.

     9.3  Compliance with Securities Laws.

          (a) Within thirty (30) days after the Closing and at LEVCO's expense (which expense, to the extent incurred after Closing, will be paid by inclusion of amounts therefor in the cash on hand of LEVCO at Closing as contemplated by
Schedule 10.2(o)), the Investment Adviser Subsidiary shall prepare and file with the SEC a Form ADV for the Investment Adviser Subsidiary. Prior to the Closing, LEVCO shall cooperate fully with BKF in furnishing information needed to prepare such Form ADV.

          (b) At LEVCO's expense (which expense, to the extent incurred after Closing, will be paid by inclusion of amounts therefor in the cash on hand of LEVCO as contemplated by Schedule 10.2(o)), BKF, the Surviving Corporation or Investment Adviser Subsidiary shall file, and (to the extent such filings are prepared or made prior to Closing) LEVCO shall cooperate fully with BKF in preparing and filing, all such other forms and other documents required to be filed or delivered under applicable federal and state laws, and regulations promulgated thereunder, relating to or regulating the activities of investment advisers, including without limitation the Investment Advisers Act, the Exchange Act and the Securities Act, as a result of the consummation of the transactions contemplated by this Agreement.

          (c) Prior to the Closing and at LEVCO's expense, LEVCO shall prepare and file with the Commodity Futures Trading Commission, and BKF shall cooperate fully with LEVCO in preparing and filing the appropriate CTA registration forms on behalf of the Investment Adviser Subsidiary and CPO registration forms on behalf of G.P. Subsidiary, and such registrations (i) shall have become effective under the Commodity Exchange Act prior to or upon Closing or (ii) shall be scheduled to become effective within the period of time that Investment Adviser Subsidiary and G.P. Subsidiary shall be entitled to rely on the registrations of their respective predecessors pursuant to applicable successor registration provisions. In addition, and at LEVCO's expense, LEVCO shall prepare and file with the NFA on behalf of the Investment Adviser Subsidiary and G.P. Subsidiary, and BKF shall cooperate fully with LEVCO in preparing and filing, all such other documents required to be filed or delivered in order to qualify each of Investment Adviser Subsidiary and G.P. Subsidiary as a member of the NFA.

          (d) Within thirty (30) days after the Closing Date and at LEVCO's expense (which expense, to the extent incurred after Closing, will be paid by inclusion of amounts therefor in the cash on hand of LEVCO at Closing as contemplated by Schedule 10.2(o)), the Surviving Corporation or the Investment Adviser Subsidiary shall prepare and file with the Central Registration Depository a Form BD for LEVCO Broker Subsidiary. In addition, within thirty
(30) days after the Closing Date and at LEVCO's expense (which expense, to the extent incurred after Closing, will be paid by inclusion of amounts therefor in the cash on hand of LEVCO at Closing as contemplated by Schedule 10.2(o)), the Surviving Corporation or the Investment Adviser Subsidiary shall prepare and file with the NASD all such other documents required to be filed or delivered in order to qualify LEVCO Broker Subsidiary as a member of the NASD and to transfer all employee registrations and qualifications of LEVCO employees in connection therewith. Prior to the Closing, LEVCO shall cooperate fully with BKF in furnishing information needed to prepare such Form BD and other documents.

          (e) At LEVCO's expense (which expense, to the extent incurred after Closing, will be paid by inclusion of amounts therefor in the cash on hand of LEVCO at Closing as contemplated by Schedule 10.2(o)), BKF, the Surviving Corporation, the Investment Adviser Subsidiary or LEVCO Broker Subsidiary shall file, and (to the extent such filings are prepared or made prior to Closing) LEVCO shall cooperate fully with such Persons in preparing and filing, all such other forms and other documents required to be filed or delivered under applicable federal and state laws, and regulations promulgated thereunder, relating to or regulating the activities of broker-dealers, including without limitation the Exchange Act and the Securities Act, as a result of the consummation of the transactions contemplated by this Agreement.

          (f) Prior to the Closing, LEVCO shall, at LEVCO's expense, register as an investment adviser in each state where LEVCO is required to be so registered, including those states in which registration is required as set forth in Schedule 6.20(c)(i)(a) of the LEVCO Disclosure Schedule, and each employee of LEVCO who is required to be registered or qualified under the laws and regulations of such state relating to the activities of investment advisers shall be so registered and qualified.

          (g) Prior to the Closing, LEVCO shall, at LEVCO's expense, register as a broker-dealer in each state where LEVCO is required to be so registered, including those states in which registration is required as set forth in
Schedule 6.22(a) of the LEVCO Disclosure Schedule, and each employee of LEVCO required to be so registered or qualified under the laws and regulations of each such state relating to the activities of broker-dealers shall be so registered and qualified.

     9.4 Current Information. During the period from the date of this Agreement to the Closing, each of LEVCO and BKF will cause one or more of its representatives to confer on a regular and frequent basis with representatives of the other party with respect to the status of its ongoing operations. Each party will promptly notify the other parties of any material change in the normal course of its business or of any complaints from a Governmental Entity or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), the institution or the threat of any litigation that comes to their attention which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby and each party will keep the other party informed with respect to such events. LEVCO and BKF will notify each other of the status of regulatory applications and third party consents related to the actions contemplated hereby.

     9.5  Access: Information.

          (a) From and after the date hereof, LEVCO shall afford to BKF and its representatives, and BKF shall afford to LEVCO and its representatives, such access during normal business hours and without material business interruption to the other's books, records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy), Assets and such other information as BKF or LEVCO may reasonably request. After the Closing, BKF shall retain or cause the Surviving Corporation to retain for tax and regulatory purposes and to otherwise comply with this Agreement, all related books and records and other information relating to years 1988-1995 for at least seven years after each of the respective taxable years 1988-1995.

          (b) All non-public records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning the other parties furnished pursuant to this Agreement shall be subject to the Confidentiality Letter Agreement (as defined in Section 15.1 hereinafter) and the confidentiality agreements contained in Section 13.2, as applicable. In the event of the termination of this Agreement, each party shall return or destroy all Information furnished to such party and its representatives hereunder and all analyses, compilations, data, studies, other documents prepared by such party or its representatives containing or based in whole or in part on any such Information.

     9.6  Non-Solicitation.

          (a) The Stockholders and LEVCO agree that neither any Stockholder, LEVCO nor any of LEVCO's directors, officers or employees nor any agent or representative of any Stockholder or LEVCO (including, without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate, solicit, encourage or entertain, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the assets or any substantial portion of the equity securities of LEVCO, or the assignment of any substantial portion of any investment advisory, subadvisory or distribution agreement by LEVCO, or the transfer of general partner interests in any of the Investment Partnerships other than as contemplated by the Interim Transactions (any of the foregoing, a "LEVCO Competing

Proposal") or engage in any negotiations concerning, or provide any confidential information or data with respect to, or have any discussions with any Person relating to, a LEVCO Competing Proposal. The Stockholders and LEVCO shall promptly notify BKF of any written or oral communications received by any of them from any Person with respect to any LEVCO Competing Proposal.

          (b) BKF agrees that neither it nor any of its directors, officers or employees nor any agent or representative of it (including without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate or solicit, directly or indirectly, the making of any proposal or offer with respect to the purchase by BKF of a substantial portion of the equity securities or assets of, or a merger, consolidation or similar transaction involving, an entity registered under the Investment Advisers Act (any of the foregoing a "BKF Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data with respect to, or have any discussions with any Person relating to any BKF Acquisition Proposal, and shall promptly notify LEVCO of any written or oral communication received by any of them from any Person proposing that BKF make any BKF Acquisition Proposal.

     9.7 Notification of Certain Matters. Each party shall give prompt notice to the other parties of: (i) the occurrence or non-occurrence of any event which would be likely to cause any representation and warranty contained herein to be untrue or inaccurate in any material respect (or in the case of representations and warranties contained herein qualified by their terms by a reference to materiality, to be untrue or inaccurate in any respect), and (ii) any inability by such party to comply with or satisfy a condition or agreement contained herein or in any Related Agreement in any material respect.

     9.8 Press Releases, Etc. Each of LEVCO, the Stockholders and BKF agree that, without notification to the other a reasonable time in advance of such disclosure, it shall not disclose the negotiation or execution of this Agreement or of any information concerning the transactions contemplated hereunder to BKF stockholders or clients of LEVCO or BKF or to other Persons (other than Persons employed by or consultants to any LEVCO Entity or the Stockholders, BKF, any of BKF's subsidiaries or affiliates and their respective attorneys, investment bankers and accountants) in advance of the publication by LEVCO and BKF of press releases (as appropriate) on such matters pursuant to this Section 9.8. LEVCO and BKF will consult with each other as to the form, substance and timing of any press release or other public disclosure of the existence of this Agreement, matters related to this Agreement or any of the transactions contemplated hereby and no such press release or other public disclosure shall be made without the consent of the other, which shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties. The provisions of this Section 9.8 shall apply not only to the initial public disclosures by each party but also to the form and content of any and all subsequent press releases or other public disclosure.

     9.9 Tax Information. LEVCO shall cooperate in obtaining from the appropriate taxing authority for BKF's review tax account information for federal, state or local taxes of LEVCO and the Investment Partnerships, as reasonably requested by BKF.

     9.10 Updated Financial Statements.

          (a) As soon as possible following the completion of the fiscal year ending December 31, 1995 (and in any event not later than 90 days after the completion of such fiscal year), LEVCO will deliver to BKF with respect to itself and each Investment Partnership a balance sheet as at December 31, 1995 together with the related financial statements for the year then ended as to which financial statements the independent public accountants of LEVCO and the respective Investment Partnerships shall have issued an unqualified opinion. In connection with the preparation of Proxy Materials, LEVCO shall also deliver to BKF with respect to itself and each Investment Partnership such quarterly balance sheets and related financial statements as are required to be included in the Proxy Materials by the Exchange Act and the rules of the SEC thereunder. All of such balance sheets and financial statements (including the notes thereto, if any) are collectively called the "LEVCO Subsequent Financials." LEVCO shall also deliver to BKF each FOCUS Report filed by it with the SEC prior to the Closing, as soon as practicable after the filing of such report with the SEC.

          (b) Prior to the Closing Date and as soon as possible following the completion of the fiscal year ending December 31, 1995 (and in any event not later than 90 days after the completion of any such fiscal year), BKF will deliver to LEVCO with respect to itself a statement of assets and liabilities as at December 31, 1995 together with the related statements of operations, changes in net assets and cash flows for the year then ended as to which financial statements the independent public accountants of BKF shall have issued an unqualified opinion. In connection with the preparation of Proxy Materials, BKF shall also deliver to LEVCO such quarterly balance sheets and related financial statements as are required to be included in the Proxy Materials by the Exchange Act and the rules of the SEC thereunder. All of such statements of assets and liabilities and statements of operations, changes in net assets and cash flows (including the notes thereto, if any) are collectively called the "BKF Subsequent Financials." BKF shall also deliver to LEVCO each Form N-SAR filed by it with the SEC prior to Closing, as soon as practicable after the filing of such report with the SEC.

          (c) The LEVCO Subsequent Financials shall be LEVCO Financial Statements for purposes of Section 6.7 and shall comport with the requirements of the Exchange Act and Regulation S-X. The BKF Subsequent Financials shall be BKF Financial Statements for purposes of Section 7.8 and shall comport with the requirements of the Exchange Act and Regulation S-X.

     9.11 BKF Portfolio. After the Signing Date hereof and prior to the Closing Date, BKF will not acquire assets for its portfolio of private placement securities if such acquisition will cause BKF's portfolio of private placement securities to exceed 25% of its total net assets.

     9.12 Payment of Certain Transaction Expenses. BKF shall pay or cause to be paid the Transaction Expenses on or before the Closing Date.

     9.13 LEVCO Closing Balance Sheet. On or immediately prior to the Closing Date, each LEVCO Entity will discharge and satisfy all liabilities, absolute, accrued, contingent or otherwise, that would be required to be recorded on a balance sheet of such LEVCO Entity prepared in accordance with GAAP as of the Closing, except accrued rental expense under the Lease and any other liability as to which BKF has consented as set forth in Section 8.1.

     9.14 Treatment of Accounts Receivable. BKF shall cause Surviving Corporation and Investment Adviser Subsidiary to send a notice to each Client of an Assigned Account (in a form mutually acceptable to BKF and the Stockholder Representative, the "Payment Instructions") to the effect that payment should be sent by such Client to an account designated by the Stockholder Representative
(i) to the extent that such Assigned Account was billed, but not paid, prior to the Closing, in an amount equal to the amount so billed (unless LEVCO shall have previously sent such Payment Instructions, it being understood that, notwithstanding Section 8.1 hereof, BKF hereby acknowledges that LEVCO may send such mutually acceptable instructions prior to Closing), such Payment Instructions to be sent on or promptly following the Closing, (ii) if not billed prior to the Closing, such Payment Instructions to be sent in the next quarterly bill sent to such Client (the timing of which shall be consistent with LEVCO's past billing practices) (the amount so billed, the "Billed Amount"), (A) to the extent such Assigned Account reflects fee accruals by LEVCO for a full fiscal quarter, in an amount equal to such accruals, (B) to the extent such Assigned Account reflects fee accruals by LEVCO for one month, in an amount equal to one-third of the Billed Amount, or (C) to the extent such Assigned Account reflects fee accruals by LEVCO for two months, in an amount equal to two-thirds of the Billed Amount.

     9.15 Bifurcation Event.

          (a) If BKF or its representatives are informed by the staff of the SEC that the SEC Order will not contain exemptive relief allowing the LEVCO Companies to compensate certain of their key employees ("Key Employees") pursuant to a "profit-sharing" plan within the meaning of Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder or that inclusion of such request for relief will materially delay the processing of BKF's application for exemptive relief (a "Bifurcation Event"), the parties agree as follows:

               (i) Promptly after BKF or its representatives have been so informed by the staff of the SEC, BKF shall notify the Stockholders of the happening of such Bifurcation Event;

               (ii) Compensation of the Key Employees will be made in accordance with Section 4(b)(ii) of each such Key Employee's employment agreement entered into pursuant to Section 10.2(d) hereto and any compensation contemplated by Section 4(b)(i) of such Key Employee's employment agreement shall be null and void; and

               (iii) BKF, Merger Subsidiary and Investment Adviser Subsidiary agree, notwithstanding (i) and (ii) above, to continue to use their reasonable best efforts to obtain from the SEC prior to Closing exemptive relief allowing the LEVCO Companies to compensate Key Employees pursuant to a "profit-sharing" plan within the meaning of Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder.

          (b) If BKF or its representatives are informed by the staff of the SEC that the Notice will not contain exemptive relief allowing an affiliated person of BKF or the LEVCO Companies (as that term is defined in Section 2(a)(3) of the Investment Company Act as modified by the Order) to own limited partner interests in the Investment Partnerships or that inclusion of such request for relief will materially delay the processing of BKF's application for exemptive relief (an "L.P. Bifurcation Event"), the parties agree as follows:

               (i) Promptly after BKF or its representatives have been so informed by the staff of the SEC, BKF shall notify the Stockholders of the happening of such L.P. Bifurcation Event;

               (ii) To the extent necessary to prevent an L.P. Bifurcation Event, (x) each Stockholder owning a general partner or limited partner interest in any Investment Partnership shall, prior to the Closing Date, redeem such partner interest in accordance with the agreement of limited partnership of each such Investment Partnership, as applicable, and (y) LEVCO and all Stockholders shall cause the limited partner interest of any limited partner owning an interest of 5% or more of the capital of any Investment Partnership to be redeemed in accordance with the agreement of limited partnership of such Investment Partnership to the extent necessary to cause such limited partner's interest to be less than 5% of the capital of such Investment Partnership, such that at the Closing Date, except as permitted by the SEC Order, no affiliated person of BKF or the LEVCO Companies (as that term is defined above) shall own any general or limited partner interest in any Investment Partnership; and

               (iii) BKF, Merger Subsidiary and Investment Adviser Subsidiary agree, notwithstanding (i) and (ii) above, to continue, until such relief is either granted or denied, to use their reasonable best efforts to obtain from the SEC exemptive relief allowing affiliated persons of BKF or the LEVCO Companies (as that term is defined above) to own limited partner interests in the Investment Partnerships.

     9.16 Bridge Partners. Prior to the Closing, LEVCO will cease to be a general partner of Bridge Partners.

     9.17 LEVCO Stockholder Approval. The Stockholders shall, as promptly as possible after the execution of this Agreement, execute a unanimous written consent as holders of all of the outstanding capital stock of LEVCO, approving and adopting this Agreement and the Merger, and shall promptly deliver a copy of such consent to BKF.

                                   ARTICLE X

                                   CONDITIONS

     10.1 Conditions to Each Party's Obligations to Consummate. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver in writing at or prior to the Closing of the following conditions:

          (a) No Termination. None of the parties shall have terminated this Agreement pursuant to Section 11.1.

          (b) SEC Order. The SEC shall have issued the order (the "SEC Order") requested by BKF in SEC Proceeding No. 812-9528, granting exemptive relief from provisions of the Investment Company Act and rules thereunder, and the SEC Order, in the sole judgment of BKF after reasonable consultation with LEVCO, shall be adequate to permit consummation by BKF of the transactions contemplated by this Agreement and the Related Agreements, and shall not have imposed any condition, requirement or commitment in connection therewith which, in the sole judgment of BKF, is reasonably likely to have a Material Adverse Effect on the Surviving Corporation, Investment Adviser Subsidiary and the LEVCO Subsidiaries (collectively, the "LEVCO Companies"), considered as one enterprise, or BKF.

          (c) Other Regulatory Requirements. The transactions contemplated by this Agreement shall have been approved by any Governmental Entity or self-regulatory body, the approval of which is required to permit consummation thereof (except such approvals which Section 9.3 contemplates will be obtained after Closing), without the imposition of any condition, requirement or commitment which is reasonably likely to have a Material Adverse Effect on the LEVCO Companies, considered as one enterprise, or BKF; and all waiting periods arising under the HSR Act or any other applicable law shall have duly lapsed or been terminated.

          (d) Absence of Litigation. No action or proceeding shall have been instituted or threatened on or before the Closing Date before any Governmental Entity pertaining to the transactions contemplated by this Agreement, the result of which is reasonably likely to prevent or make illegal the consummation of such transactions or which would be reasonably likely to have a Material Adverse Effect on the LEVCO Companies, considered as one enterprise, or BKF. Neither BKF nor LEVCO shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which either enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) BKF Stockholder Approval. BKF Stockholder Approval shall have been obtained.

          (f) CTA and CPO Registration. The registration of Investment Adviser Subsidiary as a CTA and the registration of G.P. Subsidiary as a CPO under federal law and as a member of the NFA shall have been filed and become effective or be scheduled to become effective as provided in Section 9.3(d).

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


          (g) Escrow Agreement. BKF, the Stockholders and the Escrow Agent (as defined in Section 12.7) shall have entered into an Escrow Agreement in substantially the form of Exhibit 12.7.

          (h) Registration Rights Agreement. BKF and the Stockholders shall have entered into a Registration Rights Agreement in substantially the form of
Exhibit 10.1(h).

          (i) Portfolio Management Agreement. BKF and Investment Adviser Subsidiary shall have entered into an agreement whereby Investment Adviser Subsidiary will manage certain assets of BKF, such agreement to be substantially in the form of Exhibit 10.1(i).

          (j) NYSE Listing. The shares of BKF Common Stock to be issued pursuant to the Merger shall have been approved for listing on the Exchange, subject to notice of issuance.

     10.2 Conditions Precedent to BKF's and Merger Subsidiary's Obligations. The obligation of BKF and Merger Subsidiary to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver (in writing) at or prior to the Closing of the following conditions;

          (a) Representations and Warranties. The representations and warranties of the Stockholders set forth or referred to in this Agreement and in any schedule or exhibit hereto shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) (i) as of the Signing Date and (ii) as of the Closing Date, as though made on and as of each such date, except (x) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, (y) as expressly contemplated or permitted by this Agreement and (z) for in the case of the representations and warranties made on and as of the Closing Date, such inaccuracies which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the LEVCO Companies, considered as one enterprise, or BKF or on the ability of the parties to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that if Closing Assets Under Management as to which an Agreed Consent has been duly obtained and is in full force and effect are less than 100% but greater than 75% of the Base Assets Under Management (in each case, calculated in accordance with Section 2.1(b) hereof), then any reduction in the Assets Under Management since the date of this Agreement shall not constitute a Material Adverse Effect on BKF or the Surviving Corporation, or on the ability of the parties to consummate the transactions contemplated by this Agreement.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of LEVCO and the Stockholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with by them in all material respects.

          (c) Certificates. The Stockholders shall have delivered a certificate, dated as of the Closing Date and signed by each of them, to the effect that the conditions set forth in Sections 10.2(a) and (b) of this Agreement have been satisfied. Notwithstanding the foregoing, if BKF and Merger Subsidiary shall elect to enter into and complete the Closing despite the fact that the Stockholders shall have specifically indicated in the certificate described in the immediately preceding sentence any inaccuracy or inaccuracies as to any representation or warranty of the Stockholders contained in this Agreement (when read together with the LEVCO Disclosure Schedule) or any Related Agreement that the Stockholders reasonably expect, individually or in the aggregate, will have a Material Adverse Effect on the LEVCO Companies, considered as one enterprise, or BKF or on the ability of the parties to consummate the transactions contemplated by this Agreement, the Stockholders shall not be liable to BKF for any Losses (as defined in Section 12.2) arising out of or resulting from the specified inaccuracy or inaccuracies. The Stockholders shall also have caused to be delivered a certificate, dated the Closing Date and signed by the Stockholders, certifying (i) the dollar amount of LEVCO's Closing Assets Under Management at the Closing as to which an Agreed Consent has been duly obtained and is in full force and effect, (ii) the dollar amount of the Partnership Capital, (iii) that Section 9.12 has been complied with and (iv) that the condition contained in Section 10.2(o) has been complied with.

          (d) Employment Agreements. Levin shall have entered into an employment agreement with BKF and the Merger Subsidiary, for itself and as the Surviving Corporation, substantially in the form of Exhibit 10.2(d)(i), such agreement to become effective at Closing. Melody L. Prenner Sarnell and Jeffrey
A. Kigner shall each have entered into an employment agreement with Merger Subsidiary for itself and as the Surviving Corporation, substantially in the form of Exhibit 10.2(d)(ii), such agreements to become effective at Closing.

          (e) Opinion of Counsel. BKF shall have received (i) an opinion from Paul, Weiss, Rifkind, Wharton & Garrison, substantially as provided in Exhibit 10.2(e)(i) hereto and (ii) an opinion from Schulte Roth & Zabel, substantially as provided in Exhibit 10.2(e)(ii), in each case addressed to BKF and dated the Closing Date. Such counsel may specify the jurisdiction or jurisdictions in which the partners thereof are admitted to practice and that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction. To the extent the foregoing opinion concerns the laws of any other jurisdiction (or in the case of the opinion of Schulte Roth & Zabel, relates to state securities laws), such opinion of counsel may be rendered by other counsel admitted to practice in such other jurisdiction reasonably satisfactory to BKF (or in the case of any opinion of Schulte Roth & Zabel relating to state securities laws, may be rendered by other counsel with specialized expertise in such area, such counsel to be satisfactory to BKF in its sole discretion), such opinion of counsel to be to the same effect as the applicable opinion set forth in Exhibit 10.2(e)(i) or Exhibit 10.2(e)(ii), as the case may be, and otherwise in customary form with customary exceptions.

          (f) Consents. LEVCO shall have obtained written consent to the assignment of the Contracts that are set forth on Schedule 10.2(g) to the LEVCO Disclosure Schedule.

          (g) LEVCO Stockholders' Agreement. The Stockholders' Agreement between LEVCO and the Stockholders and each of the agreements related thereto, each as described on Schedule 5.3(b) of the LEVCO Disclosure Schedule, shall have been terminated.

          (h) Investment Partnerships. The consent of the required percentage of the limited partners of each Investment Partnership to the transactions contemplated by Section 9.1(c) and Schedule 9.1(c) shall have been obtained in accordance with the Delaware Revised Uniform Limited Partnership Act and the agreement of limited partnership of such Investment Partnership; provided that this condition shall not be deemed not to have been satisfied by reason of the failure of the partners of Meadow Lane Associates, L.P. to approve an amendment to the agreement of limited partnership of Meadow Lane Associates, L.P. providing that the Meadow Lane Associates, L.P. Performance Fees (as defined in
Schedule 9.1(c) of the LEVCO Disclosure Schedule) be paid to G.P. Subsidiary, if the amendment has been submitted to such partners for their approval or disapproval and LEVCO has used its reasonable best efforts to cause that amendment to be approved.

          (i) Lease. LEVCO shall have received a consent, in form and substance reasonably satisfactory to BKF, from the landlord under its lease (the "Lease"), for its offices at One Rockefeller Plaza, 25th Floor, New York, New York 10020 to the change of ownership of LEVCO contemplated hereby.

          (j) Certificate Regarding Constituent Documents. LEVCO shall have delivered a certificate, dated as of the Closing Date, and signed on its behalf by its Secretary or an Assistant Secretary, certifying that since the date hereof, there have been no amendments or other modifications to the certificate of incorporation or bylaws of LEVCO, and that the officers of LEVCO are those persons named in the certificate.

          (k) Subsequent Financials. LEVCO shall have delivered to BKF the LEVCO Subsequent Financials, all as required by Section 9.10.

          (l) Approval of Documentation. The form and substance of all opinions, certificates and other documents delivered hereunder shall be reasonably satisfactory in all respects to BKF and its counsel.

          (m) Written Contracts. All Investment Contracts to which LEVCO is a party as of the Closing Date shall be in writing, shall reflect the current fee arrangements between LEVCO and the client, and shall provide for the receipt of compensation by LEVCO.

          (n) John A. Levin. As of the Closing Date, Levin shall be President and Chief Executive Officer of LEVCO and shall not have any health condition or disability which would be reasonably likely to prevent him from performing immediately after the Closing in the capacities contemplated by the employment agreement to be entered into by him referred to in Section 10.2(d). Any question as to the existence of any health condition or disability of Levin for purposes of this Agreement as to which Levin and BKF cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Levin and BKF. If Levin and BKF cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of whether or not Levin shall have a health condition or disability made in writing to BKF and Levin shall be final and conclusive for all purposes of this Agreement.

          (o) Working Capital. LEVCO's cash on hand immediately prior to the Closing shall not be less than the amount calculated in accordance with Schedule 10.2(o).

          (p) Investment Adviser Registration. LEVCO shall have received notice of the effective registration (i) of LEVCO as an investment adviser and (ii) of each employee of LEVCO acting as an agent or representative of LEVCO, in each state in which LEVCO is required to be so registered, including, without limitation, those states in which registration is required as set forth in
Schedule 6.20(c)(i)(a) of the LEVCO Disclosure Schedule, and each such notice of registration shall not limit the extent and manner to which LEVCO or any of its agents or representatives may conduct business, other than as required, in the ordinary course, by the Investment Advisers Act, or by applicable state law, the rules and regulations thereunder, or the securities regulatory authority which administers such state law, rules and regulations. There shall be no actions, suits or proceedings pending or threatened before any court, commission, agency or other administrative authority or other Governmental Entity by or against LEVCO resulting from LEVCO's or any of its agents' or representatives' failure to be registered as an investment adviser in any state where LEVCO and its agents or representatives were or are required to be so registered.

          (q) Broker-Dealer Registration. LEVCO or LEVCO Broker Subsidiary shall have received notice of the effective registration (i) of LEVCO or LEVCO Broker Subsidiary as a broker-dealer and (ii) of each employee of LEVCO or LEVCO Broker Subsidiary acting as an agent or representative of LEVCO or LEVCO Broker Subsidiary, in each state in which LEVCO or LEVCO Broker Subsidiary is required to be so registered, including, without limitation, those states in which registration is required as set forth in Schedule 6.22(a) of the LEVCO Disclosure Schedule, and each such notice of registration shall not limit the extent and manner to which LEVCO or LEVCO Broker Subsidiary or any of its agents or representatives may conduct business, other than as required, in the ordinary course, by the Exchange Act, the NASD Rules of Fair Practice, an NASD restriction agreement the terms of which are not materially more restrictive to LEVCO or LEVCO Broker Subsidiary than the terms of the NASD restriction agreement set forth in Schedule 6.22(c), or by applicable state law, the rules and regulations thereunder, or the securities regulatory authority which administers such state law, rules and regulations. There shall be no actions, suits or proceedings pending or threatened before any court, commission, agency or other administrative authority or Governmental Entity by or against LEVCO or LEVCO Broker Subsidiary resulting from LEVCO's or LEVCO Broker Subsidiary's or any of their respective agents' or representatives' failure to be registered as a broker-dealer in any state where LEVCO or LEVCO Broker Subsidiary and their respective agents or representatives were or are required to be so registered.

     10.3 Conditions Precedent to LEVCO's and the Stockholder's
Obligations. The obligation of LEVCO and the Stockholders to consummate the transactions contemplated hereby shall be subject to fulfillment or waiver (in writing) at or prior to the Closing of the following conditions:

          (a) Representations and Warranties. The representations and warranties of BKF and Merger Subsidiary set forth or referred to in this Agreement and in any schedule or exhibit hereto shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) (i) as of the Signing Date and (ii) as of the Closing Date, as though made on and as of each such date, except (x) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, (y) as expressly contemplated or permitted by this Agreement and
(z) for in the case of the representations and warranties made on and as of the Closing Date, such inaccuracies which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on BKF and the LEVCO Companies, taken as one entity, or on the ability of the parties to consummate the transactions contemplated by the Agreement.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of BKF and Merger Subsidiary to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with by them in all material respects.

          (c) Certificates. Each of BKF and Merger Subsidiary shall have delivered a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Sections 10.3(a) and (b) of this Agreement have been satisfied. Notwithstanding the foregoing, if LEVCO and the Stockholders shall elect to enter into and complete the Closing despite the fact that BKF shall have specifically indicated in the certificate described in the immediately preceding sentence any inaccuracy or inaccuracies as to any representation or warranty of BKF contained in this Agreement (when read together with the BKF Disclosure Schedule) or any Related Agreement that BKF reasonably expects, individually or in the aggregate, will have a Material Adverse Effect on BKF or the LEVCO Companies or on the ability of the parties to consummate the transactions contemplated by this Agreement, BKF shall not be liable to the Stockholders for any losses arising out of or resulting from the specified inaccuracy or inaccuracies.

          (d) Delivery of Merger Consideration. Merger Subsidiary shall have delivered to each Stockholder or the Stockholder's designee (i) certificates representing the Merger Shares deliverable to such Stockholder pursuant to
Section 2.2, (ii) the Cash Consideration and (iii) Fractional Share Payments deliverable to such Stockholder pursuant to Section 2.

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

          (e) Opinions of Counsel. LEVCO shall have received from Bell, Boyd & Lloyd, counsel to BKF, an opinion in substantially as provided in Exhibit 10.3(e) hereto. Such counsel may specify the jurisdiction or jurisdictions in which the partners thereof are admitted to practice and that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction. To the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such opinion of counsel may be rendered by other counsel admitted to practice in such other jurisdiction reasonably satisfactory to LEVCO, such opinion of counsel to be to the same effect as the applicable opinion contained in Section 10.3(e), and otherwise in customary form with customary exception.

          (f) Secretary's Certificate. BKF and Merger Subsidiary shall have delivered a certificate, dated as of the Closing Date and signed on its behalf by its secretary or an assistant secretary, certifying that since the date hereof, there have been no amendments or other modifications to its certificate of incorporation or bylaws and that the officers of BKF and Merger Subsidiary are those persons named in the certificate.

          (g) Approval of Documentation. The form and substance of all opinions, certificates and other documents delivered hereunder shall be reasonably satisfactory in all respects to LEVCO and the Stockholders and their counsel.

          (h) Subsequent Financials. BKF shall have delivered to LEVCO the BKF Subsequent Financials, all as required by Section 9.10.

          (i) James P. Gorter. James P. Gorter ("Gorter") shall be the Chairman of the Board of Directors of BKF and shall not have any health condition or disability which would be reasonably likely to prevent him from continuing to perform immediately after the Closing in such capacity in the same manner in which he performed immediately prior to the Closing. Any question as to the existence of a health condition or disability of Gorter for purposes of this Agreement as to which Gorter and LEVCO cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Gorter and LEVCO. If Gorter and LEVCO cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of whether or not Gorter shall have a health condition or disability made in writing to LEVCO and Gorter shall be final and conclusive for all purposes of this Agreement.

          (j) Tax Opinion. LEVCO shall have received an opinion from Paul, Weiss, Rifkind, Wharton & Garrison to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

                                   ARTICLE XI

                                  TERMINATION

     11.1 Termination. This Agreement may, by written notice, be terminated at any time prior to the Closing:

          (a)  by the mutual written consent of LEVCO and BKF; or

          (b) by either LEVCO or BKF, at any time after September 30, 1996 if the Closing shall not theretofore have occurred; or

          (c) by either LEVCO or BKF, if any permanent injunction or action by any Governmental Entity of competent jurisdiction enjoining, denying approval of, or otherwise prohibiting the consummation of the transactions contemplated hereby shall have become final and nonappealable; or

          (d) by either LEVCO or BKF, if the Stockholder Approval Matters shall fail to have obtained the required BKF Stockholder Approval at a meeting duly convened therefor; or

          (e) by either LEVCO or BKF, if there shall not be in full force and effect on the Closing Date, Agreed Consents with respect to Closing Assets Under Management the dollar amount of which is at least 75% of the dollar amount of LEVCO's Base Assets Under Management; or

          (f) by either LEVCO or BKF, at any time after June 30, 1996, if the SEC Order shall not theretofore have been issued by the SEC; or

          (g) by either LEVCO or BKF, if (i) the Board of Directors of BKF shall not make the Recommendation in the Proxy Materials or shall at any time thereafter prior to Closing withdraw, modify or change the Recommendation in a manner adverse to the Stockholders or LEVCO or shall have resolved to do any of the foregoing or (ii) the Board of Directors of BKF shall have approved any BKF Acquisition Proposal; or

          (h) by BKF, in the event there has been (i) a breach of any representation or warranty of any Stockholder or the Stockholders contained in this Agreement that would reasonably be expected to have a Material Adverse Effect on LEVCO or on the LEVCO Companies, considered as one enterprise, after the consummation of the Merger or (ii) a breach of any material covenant or agreement of LEVCO or the Stockholders contained in this Agreement which breach is not curable or, if curable, has not been cured within 30 days after written notice to LEVCO and the Stockholders; or

          (i) by LEVCO, in the event there has been (i) a breach of any representation or warranty of BKF contained in this Agreement that would reasonably be expected to have a Material Adverse Effect on BKF and the LEVCO Companies considered as one entity after consummation of the Merger or (ii) a breach by BKF or Merger Subsidiary of any material covenant or agreement contained in this Agreement which breach is not curable or, if curable, has not been cured within 30 days after written notice to BKF and Merger Subsidiary; or

          (j)  by LEVCO, if BKF shall have taken any of the actions set forth in
Section 8.2(a) without the consent of the Stockholder Representative; or

          (k) by LEVCO, if any Person (including any partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act) shall, directly or indirectly, (i) have acquired beneficial ownership of any securities of BKF representing in excess of 25% of the voting power of all outstanding equity securities of BKF (a "Substantial Bloc"), or (ii) have commenced a tender or exchange offer for a Substantial Bloc and such tender or exchange offer shall not have been withdrawn or terminated.

     11.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article XI, except as otherwise specifically provided herein, no party hereto (or any of its partners, shareholders, directors, officers, employees, agents, consultants or representatives) shall have any liability or further obligation to any other party to this Agreement, except for any obligations to reimburse costs and expenses as set forth in Section 15.5 and except that nothing herein will relieve any party from liability for any material breach of this Agreement. In the event this Agreement is terminated by LEVCO or BKF pursuant to Section 11.1(g) (except if at the time of the failure to make the Recommendation in the Proxy Materials or at the time of the withdrawal of, or modification or change to the Recommendation (or resolution to do so), there shall have occurred a Material Adverse Effect since the date hereof or the date the Recommendation was made, as the case may be, with respect to LEVCO), then BKF shall pay to LEVCO a fee (the "Termination Fee") of $1,150,000 by wire transfer of same day funds, within two Trading Days of such termination to an account designated in writing by the Stockholder Representative. In addition, in the event of a termination pursuant to which the Termination Fee is payable, BKF will pay to LEVCO promptly upon demand the amount of all of LEVCO's out-of-pocket expenses with respect to this Agreement and the transactions contemplated hereby, including any fees and expenses of LEVCO's investment bankers, attorneys and accountants, up to a maximum amount of $500,000.

                                  ARTICLE XII

                                INDEMNIFICATION

     12.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article XII. For the purpose of this Article XII, the Stockholders shall be deemed to have made all of their representations and warranties set forth in this Agreement without any qualification as to materiality, including without limitation any qualification as to whether the fact or matter represented would or would not reasonably be expected to have a Material Adverse Effect on any Person.

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

     12.2 Indemnification by the Stockholders. (a) From and after the Closing Date, each of the Stockholders will jointly and severally indemnify and hold harmless BKF, the LEVCO Companies and their respective directors, officers and controlling persons within the meaning of the Exchange Act (the "BKF Indemnified Parties") against any and all expenses, losses, claims, damages, fines, penalties, liabilities and costs, including reasonable attorneys fees and expert witness fees and any fees received from clients that must be disgorged or losses or expenses incurred in connection with client or customer claims, including claims for rescission of securities transactions, but excluding any punitive or exemplary damages except to the extent payable to third parties and excluding any consequential damages to such BKF Indemnified Persons (other than to LEVCO Companies) (all of the foregoing herein collectively referred to as "Losses") sustained or incurred by any one or more of the BKF Indemnified Parties based upon, arising from or otherwise in respect of (i) any inaccuracy of any representation or warranty made by the Stockholders in Article VI (when read together with the portions of the LEVCO Disclosure Schedule relating thereto) or Section 9.2(e) of this Agreement or the certificates delivered pursuant to Article X of this Agreement, (ii) any default by LEVCO or the Stockholders under any of their covenants or agreements contained in this Agreement, (iii) any Loss or obligation based upon, arising out of or otherwise in respect of Bridge Partners, (iv) any Loss based upon, arising out of or otherwise in respect of the failure of any arrangement of a LEVCO Entity with a paid solicitor to comply with Rule 206(4)-3 under the Investment Advisers Act, and (v) any Loss based upon, arising out of or otherwise in respect of LEVCO having failed to register as an investment adviser or broker-dealer in any state in which registration was required prior to the Closing or any employee of LEVCO having failed to register or qualify under the laws or regulations of any such state relating to the activities of investment advisers and broker-dealers.

          (b) From and after the Closing Date, each Stockholder severally, but not jointly, agrees to indemnify and hold harmless the BKF Indemnified Parties from and against any Losses sustained or incurred by any one or more of the BKF Indemnified Parties based upon, arising out of or otherwise in respect of any inaccuracy of any representation or warranty contained in Article V of this Agreement (when read together with the portions of the LEVCO Disclosure Schedule relating thereto) or the certificates delivered pursuant to Article X of this Agreement.

     12.3 Indemnification by BKF. From and after the Closing Date, BKF will indemnify and hold harmless the Stockholders against any and all Losses at any time sustained or incurred by any one or more of the Stockholders based upon, arising out of, or otherwise with respect of (a) any inaccuracy of any representation or warranty made by BKF in Article VII of this Agreement (when read together with the BKF Disclosure Schedule) or Section 9.2(d) of this Agreement or the certificates delivered pursuant to Article X of this Agreement and (b) any default by BKF or Merger Subsidiary under any of their covenants or agreements contained in this Agreement.

     12.4 Indemnification Procedure for Third Party Claims. In the event that subsequent to the Closing Date any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity that is not a party to this Agreement (including, but not limited to, any Governmental Entity) (a "Third Party Claim") against such Indemnified Party, against which indemnification may be provided under this Agreement (such party providing indemnification, an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party (or in the case of a claim for which the Stockholders may be jointly and severally liable, to the Stockholder Representative) within 10 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within 15 days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the compromise or defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld; and provided further the Indemnifying Party will not compromise or settle any claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed (it being understood that the failure of the Indemnified Party to give such consent shall not be considered unreasonable in respect of any compromise or settlement that does not include an unconditional release of such Indemnified Party from all liability arising out of, or that may arise out of, such claim). The Indemnifying Party and the Indemnified Party further agree:

          (a) In the event that the Indemnifying Party shall fail to give the Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim, with the prior consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed (provided, however, that it is understood that the failure of such Indemnifying Party to give such consent shall not be considered unreasonable in respect of any compromise or settlement that does not include an unconditional release of such Indemnifying Party from all liability arising, or that may arise out of, such claim), and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

          (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct and control the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, but shall not have the right to compromise or settle such claim.

          (c) A failure by an Indemnified Party to give timely, complete or accurate notice of a Third Party Claim as provided in this Section 12.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was prejudiced thereby.

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

     12.5 Certain Limitations on Indemnification.

          (a) No BKF Indemnified Party shall be entitled to receive any indemnification payments under Section 12.2 in respect of inaccuracies of representations or warranties made by the Stockholders in Article VI as of the Signing Date unless and until the aggregate of all Losses suffered by all BKF Indemnified Parties arising therefrom or relating thereto exceeds on a cumulative basis one percent of the Merger Value. No BKF Indemnified Party shall be entitled to receive any indemnification payments under Section 12.2 in respect of inaccuracies of representations and warranties made by the Stockholders in Article VI (except Sections 6.1 through 6.6, 6.9 and 6.17) as of the Closing Date, which representations and warranties were true and correct as of the date of this Agreement, unless and until the aggregate of all Losses suffered by all BKF Indemnified Parties arising therefrom or relating thereto exceeds one percent of the Merger Value. Each of the foregoing limitations is herein called an "Indemnification Basket."

          (b) No Stockholder shall be entitled to receive any indemnification payments under Section 12.3 in respect of inaccuracies of representations or warranties made by BKF in Article VII as of the date of this Agreement unless and until the aggregate of all Losses suffered by the Stockholders arising therefrom or relating thereto exceeds on a cumulative basis one percent of the Merger Value. No Stockholder shall be entitled to receive any indemnification payments under Section 12.3 in respect of inaccuracies of representations and warranties made by BKF in Article VII (except Sections 7.1 through 7.4, 7.7,
7.10 and 7.14) as of the Closing Date, which representations and warranties were true and correct as of the date of this Agreement, unless and until the aggregate of all Losses suffered by the Stockholders arising therefrom or relating thereto exceeds one percent of the Merger Value.

          (c) The BKF Indemnified Parties shall not be entitled to receive any indemnification payments under Section 12.2 to the extent that the aggregate of all such payments, when added to all other indemnification payments previously made to the BKF Indemnified Parties hereunder, exceeds 50% of the Merger Value (such amount, the "Maximum Value Amount").

          (d) The Stockholders shall not be entitled to receive any indemnification payments under Section 12.3 to the extent that the aggregate of all such payments, when added to all other indemnification payments previously made to the Stockholders hereunder, exceeds the Maximum Value Amount.

          (e) Notwithstanding the foregoing, no Stockholder shall have any liability under Section 12.2 for any Losses in excess of such Stockholder's Pro Rata Share (being the percentage amount set forth opposite such Stockholder's name on Schedule 12.2 of the LEVCO Disclosure Schedule) of the Maximum Value Amount.

          (f) All Losses under this Article XII shall be computed net of any insurance recovery by the Indemnified Party relating thereto (net of the expenses of such recovery incurred by the Indemnified Party, other than increases in premiums). The parties hereto agree that any indemnification payment under this Article XII shall be deemed an adjustment to the purchase price paid pursuant to this Agreement.

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

     12.6 Termination of Rights Hereunder.

          (a) No claim for breach of a representation or warranty may be made under the provisions of Section 12.2 (except for Reserved Claims) after March 31 in the second calendar year following the Closing Date ("First Survival Date") except that (i) any claim based upon or arising out of the breach or inaccuracy of any representation or warranty contained in Sections 5.1, 5.2, 5.3, 5.5, 5.6, 6.1, 6.2, 6.3 and 6.5 may be made at any time, (ii) any claim based upon or arising out of the breach or inaccuracy of a representation or warranty contained in Section 6.10 may be made at any time prior to expiration of the applicable statute of limitations and (iii) any claim based upon or arising out of the breach or inaccuracy of a representation or warranty contained in Sections 6.4, 6.6, 6.16, 6.19, 6.20(c) through (e), 6.22 through 6.25 and 6.21
(insofar as it relates to any of the representations made in the foregoing Sections) may be made at any time prior to the third anniversary of the Closing Date (the "Survival Date").

          (b) No claim for breach of a representation or warranty may be made under the provisions of Section 12.3 (except for Reserved Claims) after the First Survival Date, except that any claim based upon or arising out of the breach or inaccuracy of any representation or warranty contained in Sections 7.1, 7.2, 7.3 and the last sentence of Section 7.10 may be made at any time.

          (c) "Reserved Claims" means any claims as to which any BKF Indemnified Party has given LEVCO notice or any Stockholder has given BKF notice, in each case on or prior to the relevant expiration date of the right to make such claim as provided in Sections 12.6(a) and (b) and, in the case of claims arising from Third Party Claims, Section 12.4.

     12.7 Escrow Fund. (a) As soon as practicable after the Effective Time, shares of BKF Common Stock having a value at the price of $15.80 per share equal to 50% of the Merger Value (the "Escrow Shares") shall be registered in the name of, and be deposited with UMB Bank, N.A. as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (as defined in the Escrow Agreement referred to below) and to be governed by the terms set forth herein and in the Escrow Agreement, the form of which is attached hereto as Exhibit
12.7 (the "Escrow Agreement"). The Escrow Fund shall be available to compensate BKF for any Losses for which BKF is entitled to indemnification under Section 12.2.

          (b) During the Escrow Period (as defined in the Escrow Agreement), BKF shall, with respect to any claim for Losses hereunder, proceed first against the Escrow Fund in accordance with the terms of the Escrow Agreement and only after no Escrow Shares remain in the Escrow Fund with respect to the Stockholder against whom indemnification is claimed which are not subject to any claim thereunder relating to other alleged Losses, then against such Stockholder directly, subject to the other terms and provisions of this Article XII including, without limitation, the limitations on recovery set forth in Sections 12.5(a), 12.5(c) and 12.5(e). To the extent any Stockholder is required to satisfy any claim for Losses other than out of the Escrow Fund, such Stockholder may satisfy such Losses by delivery to BKF of shares of BKF Common Stock issued in the Merger, the value of which will be deemed to be $15.80 per share minus the per share amount of any capital gains distribution on shares of BKF Common Stock

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

for which the record date occurs from and after the Closing Date through the date such share of BKF Common Stock is delivered to BKF pursuant to this Article XII, in each case as adjusted for any stock dividend, stock split or combination of the BKF Common Stock.

     12.8 Determination of Losses after Escrow. If Escrow Shares remaining in the Escrow Fund (as defined in the Escrow Agreement) are insufficient to satisfy claims for Joint Losses (as defined below) or if Designated Shares remaining in a Stockholder's Designated Account (as such terms are defined in the Escrow Agreement) are insufficient to satisfy claims for Several Losses against such Stockholder (as defined below) or if the Escrow Fund has been terminated as provided in the Escrow Agreement, BKF shall only proceed against a Stockholder with respect to any claim for Losses hereunder, on or before the relevant expiration date of the right to make such claim as provided in Section 12.6(a), as set forth below.

          (a) BKF shall deliver a certificate signed by any officer of BKF, other than the Stockholder Representative (the "Officer's Certificate") (i) stating that Losses exist in an aggregate amount greater than the relevant Indemnification Basket or that no Indemnification Basket is applicable to such Losses and (ii) specifying in reasonable detail (A) the individual items of such Losses included in the amount so stated, (B) in the case of Losses arising out of any inaccuracy or breach of a representation or warranty contained in Article V of this Agreement ("Several Losses"), the Stockholder against whom indemnification therefore is claimed (each such Stockholder the "Indemnifying Stockholder"), (C) the portion of such Losses constituting Several Losses, if any, and the portion of such Several Losses to be paid by such Indemnifying Stockholder for Several Losses, (D) the portion of such Losses not constituting Several Losses, if any ("Joint Losses"), (E) the day each such item of Loss was paid, incurred or sustained and (F) the nature of the misrepresentations, breach of warranty or claim to which such item is related.

          (b) For a period of forty-five (45) days after the delivery of the notice specified above, the Stockholder Representative shall be entitled to object in a written statement to the claim or claims made in the Officer's Certificate. If the Stockholder Representative shall so object in writing to any claim or claims by BKF made in any Officer's Certificate, BKF shall have forty-five (45) days to respond in a written statement to the objection of the Stockholder Representative. If after such forty-five (45) day period there remains a dispute as to any claims, the Stockholder Representative and BKF shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and BKF fail to reach agreement during such sixty (60) day period, either BKF or the Stockholder Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in a pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by an arbitrator to be selected in accordance with the following sentence. Within fifteen (15) days after such written notice demanding arbitration is sent, BKF and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator which shall be the arbitrator (the "Arbitrator") for all purposes of this Agreement. The decision of the Arbitrator as to the validity and amount of any claim in such

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

Officer's Certificate shall be binding and conclusive on the parties hereto; provided, however, that regardless of such decision or award the amount of indemnification owed to BKF shall be subject to the limitations contained in
Section 12.5.

          (c) Judgment upon any award by the Arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held (i) in the case of the first such arbitration, in Chicago, Illinois, (ii) in the case of the second such arbitration, in New York, New York and (iii) in each subsequent arbitration, in one of such jurisdictions other than the jurisdiction in which the immediately preceding arbitration was held, under the commercial rules then in effect of the American Arbitration Association. Each party to an arbitration conducted hereunder shall pay its own expenses, including legal fees, and the fees of the Arbitrator and the administrative fee, if any, of the American Arbitration Association, shall in each case, be borne 50/50 by BKF, on the one hand, and the Stockholder or Stockholders, as the case may be, that is the subject of such arbitration, on the other hand.

          (d) Notwithstanding the foregoing, in the event BKF shall have delivered an Officer's Certificate under the Escrow Agreement with respect to any Losses, and insufficient Escrow Shares are available in the Escrow Fund to satisfy the claim relating thereto, the validity and amount of which has been determined and awarded by the arbitrator selected pursuant to, and as defined in the Escrow Agreement, then the parties shall not be required to separately observe the provisions of this Section 12.8 with respect to such Losses, other than the proviso to Section 12.8(b).

                                  ARTICLE XIII

                                OTHER COVENANTS

     13.1 Employment of LEVCO's Employees. Surviving Corporation shall offer continued employment on and after the Closing Date to all employees of LEVCO who were such immediately prior to the Closing Date (the "Continued Employees"). Nothing contained herein shall be construed to modify the "at will" employee status of those of LEVCO's employees who are immediately prior to the Closing "at will" employees, and Surviving Corporation shall retain the absolute right to terminate such Continued Employees at any time and for any reason or no reason on or after the Closing Date, subject to the arrangements contemplated in the employment agreements contemplated by Section 10.2(d). Surviving Corporation and each Stockholder who is not a party to the Employment Agreements contemplated by Section 10.2(d) will enter into a one-year Employment Agreement in substantially the form of Exhibit 13.1 hereto, if such Stockholder remains an employee of LEVCO at the Closing.

     13.2 Confidentiality Each of LEVCO and the Stockholders, on behalf of themselves and in the case of LEVCO, its directors, officers, employees, agents and advisers, agree to keep confidential any and all information and data of a proprietary or confidential nature with respect to BKF and its subsidiaries and affiliates which any of them has received as a result of any investigation made in connection with this Agreement; provided, however, that the foregoing covenant shall not apply to any such information or data to the extent disclosure thereof is required by applicable law, order, rule or regulation.

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

     13.3 Tax Matters. The Stockholders and BKF agree to report the Merger as a reorganization within the meaning of Section 368(a) of the Code for federal, state and local income tax purposes. The Stockholders and BKF agree to file, and to cause LEVCO to file, all income Tax Returns affected by, or required or permitted to include, the transactions contemplated by this Agreement in a manner consistent with the treatment described in the preceding sentence. BKF shall not take, or permit the LEVCO Companies to take, and the Stockholders shall not take, any action after Closing that would itself (without regard to any action taken by LEVCO or the Stockholders prior to the Effective Time) disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE XIV

                     GUARANTEES; STOCKHOLDER REPRESENTATIVE

     14.1 Guarantees. BKF hereby guarantees for the benefit of LEVCO and the Stockholders the performance by Merger Subsidiary of all of its obligations under this Agreement and each Related Agreement executed and delivered by Merger Subsidiary. The Stockholders, jointly and severally, hereby guarantee for the benefit of BKF the performance by LEVCO of all of its obligations under this Agreement and each Related Agreement executed and delivered by LEVCO, which in no event shall be deemed to include any obligations of the LEVCO Companies from and after the consummation of the Merger.

     14.2 Stockholder Representative.

          (a) The Stockholders hereby appoint Levin as the Stockholder Representative. In the event Levin shall at any time be unable to, or shall notify BKF that he is unwilling to, continue to perform the duties of the Stockholder Representative, the remaining Stockholders shall promptly designate a successor Stockholder Representative, and in the absence of such an appointment, Melody L. Prenner Sarnell shall serve as the Stockholder Representative.

          (b) A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon each such Stockholder, and BKF may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every Stockholder. BKF is hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative, except for liability arising out of fraud, gross negligence, bad faith or willful default under this Agreement.

          (c) In dealing with this Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholder Representative hereunder, (i) the Stockholder Representative shall not assume any, and shall incur no, responsibility whatsoever to any Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement, excepting only responsibility for any act or failure to act which represents gross negligence or willful misconduct, and (ii) the Stockholder Representative shall

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

be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholder Representative pursuant to such advice shall in no event subject the Stockholder Representative to liability to any Stockholder. The Stockholders shall severally indemnify the Stockholder Representative and hold him or her harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder. All of the indemnities, immunities and powers granted to the Stockholder Representative under this Agreement shall survive the termination of this Agreement.

                                   ARTICLE XV

                               GENERAL PROVISIONS

     15.1 Survival. If this Agreement is terminated prior to the Closing Date, the agreements of the parties in Sections 9.8, 11.2, 13.2 and 15.5, and the letter agreement dated September 5, 1995 between BKF and LEVCO (the "Confidentiality Letter Agreement"), shall survive.

     15.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date given if delivered personally or by cable, telegram, telex or telecopy or (ii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to BKF:  Baker, Fentress & Company
                      200 West Madison Street, #3510
                      Chicago, Illinois 60606
                      Phone: 312/236-9190
                      Fax: 312/236-6772
                      Attention: James P. Gorter, Chairman

          Copies to:  Bell, Boyd & Lloyd
                      Three First National Plaza
                      70 West Madison, Suite #3300
                      Chicago, Illinois 60602
                      Phone: 312-372-1121
                      Fax: 312-372-2098
                      Attention: Janet D. Olsen

                              and

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

          if to LEVCO, Levin, the Stockholders Representative, or any other
          Stockholder:

                      John A. Levin & Co., Inc.
                      One Rockefeller Plaza, 25th Floor
                      New York, New York 10020
                      Phone: 212-332-8400
                      Fax: 212-332-8408
                      Attention: John A. Levin, President

          Copies to:  Paul, Weiss, Rifkind, Wharton & Garrison
                      1285 Avenue of the Americas
                      New York, New York 10019-6064
                      Phone: 212-373-3000
                      Fax: 212-757-3990
                      Attention: Matthew Nimetz

          and copies to Stockholders at their addresses set forth on Schedule
          15.2 hereto.

     15.3 Counterparts. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     15.4 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Delaware, excluding the conflict of laws rules of that state. Each of the parties to this Agreement hereby irrevocably and unconditionally agrees (i) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and that service made pursuant to (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, Delaware 19801, as such agent.

     15.5 Expenses.

          (a) Except as provided in paragraph (b) of this Section 15.5, each party will bear its own expenses in connection with this Agreement and any other expenses which this Agreement specifically states the particular party shall bear. If the Merger is consummated, the Stockholders agree that, except as is consistent with the provisions hereof, the LEVCO Companies shall not bear any expense relating to the transactions contemplated by this Agreement that is not fully discharged at or prior to Closing.

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

          (b) If this Agreement is terminated pursuant to Section 11.1 hereof (other than clause (a) thereof), by reason of the willful failure of a party to fulfill a condition to the performance of the other party's obligations or to perform a covenant of this Agreement or by reason of a willful breach by any party to this Agreement, such party shall be fully liable for any and all costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) in connection with this Agreement and the transactions contemplated hereby incurred by the other party or parties.

     15.6 Waiver; Amendment. Any provision of this Agreement may be (i) amended or modified at any time (including the structure of the transactions contemplated hereby, or any part thereof), by an agreement in writing among the parties hereto and executed in the same manner as this Agreement or (ii) waived by the party benefited by the provision.

     15.7 Entire Agreement; No Third-Party Beneficiaries, Etc. All exhibits and schedules hereto shall be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the Related Agreements, the exhibits and schedules hereto and thereto and the Confidentiality Letter Agreement, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Except as otherwise explicitly stated herein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     15.8 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the parties and any purported assignment in violation hereof shall be null and void. Notwithstanding the foregoing, in the event that Frank F. Rango, Barton G. Ice, Daniel E. Aron or Carol L. Novak ceases to be an employee of LEVCO at any time prior to the Closing, such Stockholder agrees to assign its rights under this Agreement to Levin in the event Levin purchases the shares of such Stockholder pursuant to the Stockholder Agreement dated as of September 18, 1995 among the Stockholders and LEVCO. In such event, Levin shall succeed to all rights and obligations of such Stockholder hereunder as if he were such Stockholder, except that the obligation contained in Section 13.1 will not apply to Levin.

     15.9 Interpretation. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits of this Agreement, (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations, (c) words of any gender shall be deemed to include each other gender, (d) words used using the singular or plural number also shall include the plural and singular number, respectively, (e) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto) and (f) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or in the case of a Governmental Entity, Persons succeeding to the relevant functions of such Person).

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

     15.10 Further Assurances. The parties hereto agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

     15.11 Consistent Accounting. The parties to this Agreement shall consult with each other for the purpose of arriving at consistent accounting, tax and reporting treatment, whether public or private, of the transactions contemplated hereby.

     15.12 Severability. The provisions of this Agreement are severable and the invalidity of any provision shall not affect this validity of any other provision.

     15.13 Exclusive Remedy. Each of the parties hereto acknowledges and agrees that from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than claims for payment by BKF of Transaction Expenses, the payments contemplated by
Section 11.2 hereof and the payments of expenses contemplated by Sections 9.2 and 9.3) shall be pursuant to the indemnification provisions set forth in
Article XII, except that nothing in this Agreement shall be deemed to constitute a waiver of any tort claims of, or causes of action arising from, fraud by any party.

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

          IN WITNESS WHEREOF, the parties have duly executed, or caused to be duly executed by their respective officers thereunto duly authorized, this Agreement, all as of the date first written above.



                                   BAKER, FENTRESS & COMPANY

                                   By: /s/ James P. Gorter
                                      ------------------------------------
                                   Title: Chairman

                                   JOHN A. LEVIN & CO., INC.

                                   By: /s/ John A. Levin
                                      ------------------------------------
                                   Title: President

                                   JALC ACQUISITION CORP.

                                   By: /s/ James P. Gorter
                                      ------------------------------------
                                   Title:

                                       /s/ John A. Levin
                                   ---------------------------------------
                                                JOHN A. LEVIN

                                       /s/ Melody L. Prenner Sarnell
                                   ---------------------------------------
                                          MELODY L. PRENNER SARNELL

                                       /s/ Jeffrey A. Kigner
                                   ---------------------------------------
                                              JEFFREY A. KIGNER

                                       /s/ Daniel E. Aron
                                   ---------------------------------------
                                               DANIEL E. ARON

                                       /s/ Frank F. Rango
                                   ---------------------------------------
                                               FRANK F. RANGO

                                       /s/ Barton G. Ice
                                   ---------------------------------------
                                                BARTON G. ICE

                                       /s/ Carol L. Novak
                                   ---------------------------------------
                                               CAROL L. NOVAK



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